Exhibit (10)




                                CREDIT AGREEMENT

                          DATED AS OF OCTOBER 21, 2002

                                  BY AND AMONG

                         MEDICAL ACTION INDUSTRIES INC.

                                       AND

                               JPMORGAN CHASE BANK
                             AS ADMINISTRATIVE AGENT

                                       AND

                            THE LENDERS PARTY HERETO

                                TABLE OF CONTENTS



ARTICLE I DEFINITIONS AND ACCOUNTING TERMS........................................................................       1

         SECTION 1.01...................................................................................DEFINITIONS      1

         SECTION 1.02...............................................................................TERMS GENERALLY     16


ARTICLE II LOANS..................................................................................................      16

         SECTION 2.01........................................................................REVOLVING CREDIT LOANS     16

         SECTION 2.02.........................................................................REVOLVING CREDIT NOTE     17

         SECTION 2.03....................................................................................TERM LOAN.     18

         SECTION 2.04....................................................................................TERM NOTE.     18


ARTICLE III PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT; FEES AND PAYMENTS....................................      19

         SECTION 3.01...........................................INTEREST RATE; CONTINUATION AND CONVERSION OF LOANS     19

         SECTION 3.02..............................................................................USE OF PROCEEDS.     21

         SECTION 3.03...................................................................................PREPAYMENTS     21

         SECTION 3.04.........................................................................................FEES.     21

         SECTION 3.05.........................................................INABILITY TO DETERMINE INTEREST RATE.     22

         SECTION 3.06...................................................................................ILLEGALITY.     22

         SECTION 3.07...............................................................................INCREASED COSTS     22

         SECTION 3.08....................................................................................INDEMNITY.     24

         SECTION 3.09.........................................................................................TAXES     24

         SECTION 3.10...............................................................PRO RATA TREATMENT AND PAYMENTS     25

         SECTION 3.11.............................................................FUNDING AND DISBURSEMENT OF LOANS     26


ARTICLE IV REPRESENTATIONS AND WARRANTIES.........................................................................      26

         SECTION 4.01..........................................................................ORGANIZATION POWERS.     27

         SECTION 4.02...........................................AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS     27

         SECTION 4.03..........................................................................FINANCIAL CONDITION.     27

         SECTION 4.04........................................................................................TAXES.     28

         SECTION 4.05...........................................................................TITLE TO PROPERTIES     29


                                       -ii-


         SECTION 4.06....................................................................................LITIGATION     29

         SECTION 4.07...................................................................................AGREEMENTS.     29

         SECTION 4.08........................................................................COMPLIANCE WITH ERISA.     29

         SECTION 4.09..................................................FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS     29

         SECTION 4.10......................................................................................APPROVAL     30

         SECTION 4.11..................................................................SUBSIDIARIES AND AFFILIATES.     30

         SECTION 4.12...........................................................................HAZARDOUS MATERIALS     30

         SECTION 4.13........................................................................INVESTMENT COMPANY ACT     30

         SECTION 4.14...................................................................................NO DEFAULT.     30

         SECTION 4.15...........................................................................MATERIAL CONTRACTS.     31

         SECTION 4.16.........................................................................PERMITS AND LICENSES.     31

         SECTION 4.17..........................................................................COMPLIANCE WITH LAW.     31

         SECTION 4.18...........................................................................SECURITY DOCUMENTS.     31

         SECTION 4.19...................................................................................DISCLOSURE.     31

         SECTION 4.20........................................................................................VALUE.     31

         SECTION 4.21...........................................................................MAXXIM TRANSACTION.     31


ARTICLE V CONDITIONS OF LENDING...................................................................................      32

         SECTION 5.01.....................................................CONDITIONS TO INITIAL EXTENSION OF CREDIT     32

         SECTION 5.02........................................................CONDITIONS TO ALL EXTENSIONS OF CREDIT     35

         SECTION 5.03.......................................................................CONDITIONS TO TERM LOAN     35


ARTICLE VI AFFIRMATIVE COVENANTS..................................................................................      37

         SECTION 6.01..............................................................EXISTENCE, PROPERTIES, INSURANCE     37

         SECTION 6.02............................................................PAYMENT OF INDEBTEDNESS AND TAXES.     37

         SECTION 6.03...........................................................FINANCIAL STATEMENTS, REPORTS, ETC.     38

         SECTION 6.04.........................................................BOOKS AND RECORDS; ACCESS TO PREMISES     39

         SECTION 6.05......................................................................NOTICE OF ADVERSE CHANGE     40

         SECTION 6.06.............................................................................NOTICE OF DEFAULT     40

         SECTION 6.07..........................................................................NOTICE OF LITIGATION     40

         SECTION 6.08........................................................NOTICE OF DEFAULT IN OTHER AGREEMENTS.     40

         SECTION 6.09.........................................................................NOTICE OF ERISA EVENT     41

         SECTION 6.10.......................................................NOTICE OF ENVIRONMENTAL LAW VIOLATIONS.     41


                                      -iii-




         SECTION 6.11..........................................................NOTICE REGARDING MATERIAL CONTRACTS.     41

         SECTION 6.12...............................................................COMPLIANCE WITH APPLICABLE LAWS     41

         SECTION 6.13..................................................................................SUBSIDIARIES     42

         SECTION 6.14...........................................................................ENVIRONMENTAL LAWS.     42

         SECTION 6.15..........................................................................COLLATERAL MORTGAGE.     42

         SECTION 6.16.....................................................................INTEREST RATE PROTECTION.     43

         SECTION 6.17.......................................................FIRST MORTGAGE RE: CLARKSBURG PREMISES.     43


ARTICLE VII NEGATIVE COVENANTS....................................................................................      44

         SECTION 7.01..................................................................................INDEBTEDNESS     44

         SECTION 7.02.........................................................................................LIENS     44

         SECTION 7.03....................................................................................GUARANTIES     45

         SECTION 7.04................................................................................SALE OF ASSETS     46

         SECTION 7.05.........................................................................SALES OF RECEIVABLES.     46

         SECTION 7.06........................................................................LOANS AND INVESTMENTS.     46

         SECTION 7.07...........................................................................NATURE OF BUSINESS.     46

         SECTION 7.08...........................................................................SALE AND LEASEBACK.     46

         SECTION 7.09...................................................................FEDERAL RESERVE REGULATIONS     46

         SECTION 7.10............................................................ACCOUNTING POLICIES AND PROCEDURES     46

         SECTION 7.11...........................................................................HAZARDOUS MATERIALS     47

         SECTION 7.12............................................................LIMITATIONS ON FUNDAMENTAL CHANGES     47

         SECTION 7.13..........................................................................FINANCIAL COVENANTS.     47

         SECTION 7.14............................................................................SUBORDINATED DEBT.     49

         SECTION 7.15.....................................................................................DIVIDENDS     49

         SECTION 7.16..................................................................TRANSACTIONS WITH AFFILIATES     49

         SECTION 7.17..............................................................IMPAIRMENT OF SECURITY INTEREST.     49

         SECTION 7.18.................................................................MAXXIM TRANSACTION DOCUMENTS.     49


ARTICLE VIII EVENTS OF DEFAULT....................................................................................      50

         SECTION 8.01.............................................................................EVENTS OF DEFAULT     50


ARTICLE IX THE ADMINISTRATIVE AGENT...............................................................................      52

         SECTION 9.01............................................................APPOINTMENT, POWERS AND IMMUNITIES     52


                                      -iv-




         SECTION 9.02..............................................................RELIANCE BY ADMINISTRATIVE AGENT     53

         SECTION 9.03.............................................................................EVENTS OF DEFAULT     53

         SECTION 9.04............................................................................RIGHTS AS A LENDER     53

         SECTION 9.05...............................................................................INDEMNIFICATION     53

         SECTION 9.06........................................NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS     54

         SECTION 9.07................................................................................FAILURE TO ACT     54

         SECTION 9.08...........................................................RESIGNATION OF ADMINISTRATIVE AGENT     54

         SECTION 9.09............................................................SHARING OF COLLATERAL AND PAYMENTS     55


ARTICLE X MISCELLANEOUS...........................................................................................      55

         SECTION 10.01......................................................................................NOTICES     55

         SECTION 10.02......................................................................EFFECTIVENESS; SURVIVAL     57

         SECTION 10.03.......................................................................INDEMNITY AND EXPENSES     58

         SECTION 10.04.......................................................................AMENDMENTS AND WAIVERS     58

         SECTION 10.05.......................................................SUCCESSORS AND ASSIGNS; PARTICIPATIONS     59

         SECTION 10.06...............................................................NO WAIVER; CUMULATIVE REMEDIES     62

         SECTION 10.07...............................................................................APPLICABLE LAW     62

         SECTION 10.08...................................................................SUBMISSION TO JURISDICTION     62

         SECTION 10.09.................................................................................SEVERABILITY     63

         SECTION 10.10..............................................................................RIGHT OF SETOFF     63

         SECTION 10.11.....................................................................................HEADINGS     64

         SECTION 10.12.................................................................................CONSTRUCTION     64

         SECTION 10.13.................................................................................COUNTERPARTS     64


SCHEDULES

Schedule I                 -        Subsidiaries
Schedule II                -        Permitted Indebtedness (post closing)
Schedule III               -        Existing Liens
Schedule IV                -        Existing Guarantees
Schedule V                 -        Material Contracts
Schedule VI                -        Excluded Machinery and Equipment


EXHIBITS

Exhibit A                  -        Form of Revolving Credit Note
Exhibit B                  -        Form of Term Note
Exhibit C                  -        Form of Security Agreement
Exhibit D                  -        Form of Guaranty
Exhibit E                  -        Form of Borrowing Base Certificate
Exhibit F                  -        Form of Opinion of Counsel
Exhibit G                  -        Form of Assignment and Acceptance Agreement
Exhibit H-1                -        Form of First Mortgage
Exhibit H-2                -        Form of Collateral Mortgage
Exhibit I                  -        Form of Pledge Agreement

         CREDIT AGREEMENT dated as of October 21, 2002, by and among MEDICAL ACTION INDUSTRIES INC., a Delaware corporation (the "Company"), the LENDERS which from time to time are parties to this Agreement (individually, a "Lender" and, collectively, the "Lenders") and JPMORGAN CHASE BANK, a New York banking corporation as Administrative Agent for the Lenders.

                                    RECITALS

         The Company has requested the Lenders to extend credit from time to time and the Lenders are willing to extend such credit to the Company, subject to the terms and conditions hereinafter set forth.

         Accordingly, the parties hereto agree as follows:


                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. DEFINITIONS. As used herein, the following words and terms shall have the following meanings:

         "Adjusted Libor Loans" shall mean Revolving Credit Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

         "Administrative Agent" shall mean JPMorgan Chase Bank in its capacity as administrative agent for the Lenders under this Agreement or its successor Administrative Agent permitted pursuant to Section 9.08.

         "Affiliate" shall mean with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interest of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Aggregate Outstandings" shall mean, at a particular time, the aggregate outstanding principal amount of all Revolving Credit Loans at such time.

         "Agreement" shall mean this Credit Agreement dated as of October 21, 2002, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate as in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Alternate Base Rate Loans" shall mean Loans at such times as they are being made and/or maintained at a rate of interest based on the Alternate Base Rate.

         "Applicable Margin" shall mean (a) with respect to an Adjusted Libor Loan, the percentage set forth below under the heading "LIBOR Margin" opposite the applicable ratio and (b) with respect to an Alternate Base Rate Loan, the percentage set forth below under the heading "ABR Margin" opposite the applicable ratio.


                                   ABR Margin             LIBOR Margin
Leverage Ratio                  (360 day basis)          (360 day basis)
--------------                  ---------------          ---------------
Less than 1.50:1.0              0 basis points           225 basis points

Equal to or greater than        25 basis points          275 basis points
1.50:1.00 but less than
2.00:1.00

Equal to or greater than        50 basis points          300 basis points
2.00:1.00 but less than
2.50:1.00

Equal to or greater than        75 basis points          325 basis points
2.50:1:00


Notwithstanding the foregoing, during the period commencing on the Closing Date and ending on the date of reset of the Applicable Margin in accordance with this paragraph, the ABR Margin shall be 50 basis points and the LIBOR Margin shall be 300 basis points. The Applicable Margin will be set or reset with respect to each Loan on the date which is fifteen (15) days following the date of receipt by the Administrative Agent of the financial statements referred to in Section 6.03(a) and Section 6.03(b) together with a certificate of the Financial Officer of the Company certifying the Leverage Ratio and setting forth the calculation thereof in detail; provided, however, (a) the Applicable Margin will first be reset based on the financial statements for the fiscal year ending March 31, 2003, (b) at no time prior to delivery of the financial statements for the fiscal quarter ending September 30, 2003 shall the Applicable Margin be reduced by more than one pricing level at any one time, and (c) if any such financial statement and certificate are not received by the Administrative Agent within the time period required pursuant to Section 6.03(a) or Section 6.03(b), as the case may be, the Applicable Margin will be set or reset, unless the rate of interest specified in Section 3.01(c) is in effect, based on a Leverage Ratio of greater than 2.50:1.00 from the date such financial statements and certificate were due until the date which is fifteen (15) days following the receipt by the Administrative Agent of such financial statements and certificate, and provided, further, that the Lenders shall not in any way be deemed to have waived any Default or Event of Default, including without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of a Default or an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Applicable Margin.

         "Assignment and Acceptance Agreement" shall mean an Assignment and Acceptance entered into by a Lender and an assignee in accordance with Section
10.05 hereof, in the form attached hereto as Exhibit G or any other form approved by the Administrative Agent.

         "Borrowing Base" shall mean, at a particular time, an amount equal to the sum of (1) eighty (80%) percent of all Eligible Receivables, plus (2) the lesser of (a) fifty-five percent (55%) of Eligible Inventory or (b) $7,500,000.

         "Borrowing Base Certificate" shall mean the Borrowing Base Certificate in the form set forth as Exhibit E attached hereto.

         "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the Company.

         "Business Day" shall mean (a) any day not a Saturday, Sunday or legal holiday, on which banks in New York City are open for business and (b) as it relates to any payment, determination, funding or notice to be made or given in connection with any Adjusted Libor Loan, any day specified in clause (a) on which trading is carried on by and between banks in Dollar deposits in the London interbank eurodollar market.

         "Capital Expenditures" shall mean additions to property and equipment of the Company (including, without limitation fixed assets acquired under Capital Leases) which, in conformity with Generally Accepted Accounting Principles, are included as "additions to property, plant or equipment" or similar items which would be reflected in the combined statement of cash flow of the Company, including without limitation, property and equipment which are the subject of Capital Leases.

         "Capital Lease" shall mean any lease the obligations of which are required to be capitalized on the balance sheet of a Person in accordance with Generally Accepted Accounting Principles.

         "Change of Control" shall mean any event which results in (i) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, individuals who at the beginning of such 12-month period were directors of the Company ceasing for any reasons to constitute a majority of the Board of Directors of the Company; or (iii) any Person, or two or more Persons acting in concert, acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors.

         "Clarksburg Premises" shall mean the real property and improvements located at 10 Columbia Boulevard, Clarksburg, West Virginia, as more particularly described in the First Mortgage.

         "Closing Date" shall mean October 21, 2002.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral Mortgage" shall mean the Mortgage and Security Agreement in the form attached hereto as Exhibit H-2 to be executed and delivered on the Closing Date by the Company with respect to the Hauppauge Premises, as the same may hereafter be amended, restated, supplemented or otherwise modified, from time to time.

         "Commitments" shall mean, collectively, the Revolving Credit Commitments and the Term Loan Commitments.

         "Commitment Proportion" shall mean, with respect to each Lender at the time of determination the ratio, expressed as a percentage, which such Lender's Commitments bear to the Total Commitment or if the Commitments have expired or have been terminated, the ratio, expressed as a percentage, which the aggregate principal amount of the Loans outstanding of such Lender bears to the Aggregate Outstandings plus the aggregate principal amount of Term Loans outstanding at such time.

         "Company" shall have the meaning set forth in the preamble hereto.

         "Cumulative Basis" shall mean, with respect to the calculation of Debt Service Coverage Ratio for the six-month period commencing October 1, 2002 and ending March 31, 2003 and the nine-month period commencing October 1, 2002 and ending June 30, 2003, that EBITDA, interest expense, scheduled installments of principal of long-term Indebtedness and cash taxes shall be determined based solely upon the actual earnings and expenditures, as applicable, made during such six-month and nine-month period, as the case may be.

         "Current Assets" shall mean all assets of the Company which would, in accordance with Generally Accepted Accounting Principles applied on a consistent basis, be classified on the balance sheet of the Company as current assets.

         "Current Liabilities" shall mean all liabilities of the Company which would, in accordance with Generally Accepted Accounting Principles applied on a consistent basis, be classified on the balance sheet of the Company as current liabilities, provided that Current Liabilities shall include the Aggregate Outstandings.

         "Current Ratio" shall mean the ratio of (a) Current Assets to (b) Current Liabilities.

         "Customer" shall mean and include the account debtor or obligor with respect to any Receivable.

         "Debt Service Coverage Ratio" shall mean, for any period, the ratio of
(a) EBITDA to (b) the sum of (i) Interest Expense plus (ii) the scheduled installments of principal on all Indebtedness (including Capital Leases) having a final maturity of one year or more from the date of incurrence thereof plus
(iii) cash income taxes actually paid by the Company to any government or governmental instrumentality. All the foregoing categories shall be determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis and shall be calculated (without duplication) over the four fiscal quarters then most recently ended, provided, that the scheduled installments of principal on all Indebtedness of the Company with an original maturity of one year or more shall be calculated based upon the next succeeding four fiscal quarters; and provided further that, Debt Service Coverage Ratio shall be determined on a Cumulative Basis for (i) the fiscal year ending March 31, 2003 and (ii) for the fiscal quarter ending June 30, 2003.

         "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

         "Dollar" and the symbol "$" shall mean lawful money of the United States of America

         "Domestic Subsidiary" shall mean any Subsidiary of the Company organized under the laws of any state of the United States of America.

         "EBITDA" shall mean for any period, Net Income (or net loss) for such period, plus the sum, without duplication, of (a) interest expense, (b) depreciation and amortization expense, and

(c) all income taxes to any government or governmental instrumentality expensed on the Company's books (whether paid or accrued), minus the sum of (i) interest income, (ii) all extraordinary or unusual gains, and (iii) any other non-cash income, in each case, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated (without duplication) over the four fiscal quarters next preceding the date of calculation thereof. Notwithstanding anything to the contrary, for purposes of determining the Leverage Ratio in connection with the setting or resetting of the Applicable Margin for the fiscal year ending March 31, 2003 and the fiscal quarter ending June 30, 2003, EBITDA shall be calculated on an annualized basis for the period then ending as follows: (a) with respect to the fiscal year ending March 31, 2003, EBITDA shall be determined to equal to actual EBITDA for the two fiscal quarters then ending multiplied by a multiple of two, and (b) with respect to the fiscal quarter ending June 30, 2003, EBITDA shall be determined to equal actual EBITDA for the three fiscal quarters then ending multiplied by a multiple of one and one-third.

         "Eligible Inventory" shall mean the gross amount of the Company's finished goods and raw materials inventory located in the United States of America and inventory for which the Company has ownership and title and which is in transit to the Company, less the following items: any packaging materials and supplies; work-in-process; supplies (other than supplies held for sale), damaged or unsalable goods, damaged or unsalable goods returned or rejected by Customers; obsolete goods; goods to be returned to the Company's suppliers; goods in transit to third parties; consigned inventory; and inventory located at facilities where the Administrative Agent has not (a) been granted a first priority perfected security interest and (b) received landlord or warehousemens' waiver letters, as appropriate, if the facility is not owned and occupied by the Company, provided "Eligible Inventory" shall exclude all other inventory which is otherwise regarded by the Required Lenders in their sole discretion as unsuitable collateral for the Loans. If any inventory is moved to a location where the Lenders' security interest therein becomes unperfected upon such move under applicable law, such inventory shall not be Eligible Inventory (a) until 91 days after the date on which the Lenders' security interest therein has become perfected under applicable law and (b) such inventory meets all of the other requirements set forth in this definition. The value of all Eligible Inventory shall be determined at the lower of cost or market value on a first in first out basis in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Eligible Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (b) dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or (c) money market mutual funds having assets not less than $2,500,000,000; or (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investor Services, Inc. or Standard & Poor's Ratings Group, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Ratings Group or Moody's Investor Services, Inc.

         "Eligible Receivables" shall mean Receivables created by the Company in the ordinary course of business arising out of the sale or lease of goods or rendition of services by the Company (including any deposits awaiting bank collections), which are and at all times shall continue to be acceptable to the Required Lenders in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Required Lenders in the Required Lenders' exclusive judgment. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Receivable unless: (a) all payments due on the Receivable have been invoiced and the underlying goods shipped or services performed, as the case may be; (b) no more than (i) ninety
(90) days have elapsed from the invoice date, with respect to Receivables from non-hospital Customers and (ii) one hundred twenty (120) days have elapsed from the invoice date, with respect to Receivables from hospital Customers, and (iii) sixty (60) days have elapsed from the invoice due date; (c) the payments due on more than 25% of all Receivables from the same Customer are not more than ninety
(90) days past the invoice date or more than sixty (60) days past due the invoice due date; (d) the Receivable arose from a completed and bona fide transaction (and with respect to a sale of goods, a transaction in which title has passed to the Customer) which requires no further act under any circumstances on the part of the Company in order to cause such Receivable to be payable in full by the Customer; (e) the Receivable is in full conformity with the representations and warranties made by the Administrative Agent and Lenders with respect thereto and is free and clear of all security interests and Liens of any nature whatsoever other than any security interest deemed to be held by the Company or any security interest created pursuant to the Security Documents or permitted by Section 7.02 hereof; (f) the Receivable constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Receivable is located; (g) the Customer has not asserted that the Receivable, and the Company is not aware that the Receivable, arises out of a bill and hold, consignment or progress billing arrangement or is subject to any setoff, contrast, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Receivables or independently thereof and the Customer has finally accepted the goods from the sale out of which the Receivable arose and has not objected to its liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return; (h) the Receivable arose in the ordinary course of business of the Company; (i) the Customer is not (x) the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof or any foreign government unless there has been compliance to the satisfaction of the Administrative Agent with the Federal Assignment of Claims Act or similar state or foreign statutes or (y) an Affiliate of the Company or any Guarantor or any Subsidiary of any thereof; (j) such Receivable is from a Customer which is (i) a United States person, or (ii) an obligor in the United States, unless such Receivable is supported to the satisfaction of the Lender by a letter of credit, insurance or other acceptable form of guarantee; (k) the Receivable complies with all material requirements of all applicable laws and regulations, whether federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (1) the

Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles; (m) the Receivable is denominated in and provides for payment by the Customer in U.S. dollars; (n) the Receivable has not been and is not required to be charged off or written off as uncollectible in accordance with Generally Accepted Accounting Principles or the customary business practices of the Company; (o) the Administrative Agent on behalf of the Lenders possesses a valid, perfected first priority security interest in such Receivable as security for payment of the Obligations; (p) the Required Lenders are satisfied with the credit standing of the Customer in relation to the amount of credit extended; and (r) rebates to distributors in accordance with contract agreements.

         "Environmental Law" shall mean any law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the rules and regulations promulgated pursuant thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Affiliate of the Company would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

         "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves, under any regulations of the Board of Governors of the Federal Reserve System or any other governmental authority having jurisdiction with respect thereto) as from time to time in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D) maintained by the Lender. For purposes hereof each Adjusted Libor Loan shall be deemed to constitute a "eurocurrency liability" as defined in Regulation D, and subject to the reserve requirements of "Regulation D," without benefit of credit or proration, exemptions or offsets which might otherwise be available to any Lender from time to time under Regulation D.

         "Event of Default" shall have the meaning set forth in Article VIII.

         "Executive Officer" shall mean any of the President, the Chief Executive Officer, Chief Operating Officer or the Secretary of the Company, or any Guarantor, as applicable.

         "Existing Indebtedness" shall mean the Company's outstanding indebtedness owing to Citibank, N.A. (as successor-in-interest to European American Bank) on the Closing Date pursuant to that certain Loan Agreement, dated as of March 18, 1999, as amended.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal fund brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal fund brokers of recognized standing selected by the Administrative Agent.

         "Financial Officer" shall mean the Chief Operating Officer or Controller of the Company or Guarantor, as applicable.

         "First Mortgage" shall mean the Mortgage and Security Agreement in the form attached hereto as Exhibit H-1 to be executed and delivered pursuant to
Section 6.17 hereof by the Company with respect to the Clarksburg Premises, as the same may hereafter be amended, restated, supplemented or otherwise modified, from time to time.

         "Funded Debt" shall mean all outstanding Indebtedness of the Company with original maturities of one year or more, as at any date of determination, including all current portions thereof, all as determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

         "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

         "Guarantors" shall mean, each Domestic Subsidiary who, from time to time hereafter, is required to execute a Guaranty in accordance with Section
6.13 hereof; provided such Subsidiary's status as a Guarantor shall be effective as of the date of such execution.

         "Guaranty" shall mean the Guaranty substantially in the form of Exhibit D attached hereto to be executed and delivered on the Closing Date by each Guarantor and, thereafter, by any Person who may be required to execute the same pursuant to Section 6.13, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Hauppauge Premises" shall mean the real property and improvements located at 800 Prime Place, Hauppauge, New York, as more particularly described in the Collateral Mortgage.

         "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

         "Hedging Agreement" shall mean any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of a Person, and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

         "Indebtedness" shall mean, without duplication, as to any Person or Persons (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations and liabilities directly or indirectly guaranteed by such Person; (f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) obligations of such Person as lessee under Capital Leases; (h) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice; (i) all obligations of such Person in respect of bankers' acceptance; and (j) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit.

         "Interest Payment Date" shall mean (a) as to any Alternate Base Rate, the last day of each calendar quarter commencing December 31, 2002, during the term hereof; (b) as to any Adjusted Libor Loan, the last day of the Interest Period applicable thereto and, if such Interest Period exceeds three months, the date that falls three months after the beginning of such Interest Period and quarterly thereafter, and (c) as to any Loan, the date such Loan is paid in full or in part.

         "Interest Period" shall mean with respect to any Adjusted Libor Loan:

                  (a) initially, the period commencing on the date such Adjusted Libor Loan is made and ending one, two, three, six, nine or twelve months thereafter, as selected by the Company in its notice of borrowing or in its notice of conversion from an Alternate Base Rate Loan provided, in each case, in accordance with the terms of Articles II and III hereof; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Adjusted Libor Loan and ending one, two, three, six, nine or twelve months thereafter, as selected by the Company by irrevocable written notice to the

Administrative Agent not later than 11:00 a.m. New York, New York time three Business Days prior to the last day of the then current Interest Period with respect to such Adjusted Libor Loan; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                       (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                       (ii) if the Company shall fail to give notice as provided in clause (b) above, the Company shall be deemed to have requested conversion of the affected Adjusted Libor Loan to an Alternate Base Rate Loan on the last day of the then current Interest Period with respect thereto;

                       (iii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                       (iv) no more than eight (8) Interest Periods may exist at any one time; and

                       (v) the Company shall select Interest Periods so as not to require a payment or prepayment of any Adjusted Libor Loan during an Interest Period for such Adjusted Libor Loan.

         "IRB" shall mean Buncombe County Industrial Facilities and Pollution Control Financing Authority.

         "IRB Collateral" shall mean the machinery and equipment located at the Company premises in 25 Heywood Road, Arden, North Carolina as described on
Schedule VI hereto, which machinery and equipment is subject to the security interest in favor of First Union Bank now known as Wachovia Bank of North Carolina pursuant to the IRB Transaction.

         "IRB Transaction" shall mean the issuance by the IRB of $5,500,000 of bonds for the acquisition and rehabilitation of the Company's manufacturing facilities, secured by, among other things, the IRB Collateral.

         "Lenders" shall have the meaning set forth in the preamble hereto.

         "Lending Office" shall mean for each Lender, the office specified under such Lender's name on the signature pages hereof with respect to each Type of Loan, or such other office as such Lender may designate in writing from time to time to the Company and the Administrative Agent with respect to such Type of Loan.

         "Leverage Ratio" shall mean, at any particular date of determination, the ratio of (i) Funded Debt to (ii) EBITDA.

         "Lien" shall mean any lien (statutory or otherwise), security interest, mortgage, deed of trust, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents, the Guaranties, the Pledge Agreements, and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Loans" shall mean, collectively, the Revolving Credit Loan and the Term Loan.

         "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, property, prospects or condition (financial or otherwise) of the Company or any Guarantor, or (b) the ability of the Company or any Guarantor to perform in any of its material obligations under any Loan Document to which it is a party.

         "Material Contract" shall mean each contract, instrument or agreement
(a) to which the Company or any Guarantor is a party which is material to the business, operations or condition (financial or otherwise), prospects, or properties of the Company or such Guarantor, or (b) which requires the payment during the term thereof in excess of $1,000,000. Material Contracts shall include all documents and agreements pursuant to which the Company shall assume any of the liabilities in connection with the Maxxim Transaction.

         "Maxxim" shall mean Maxxim Medical, Inc., a Delaware corporation.

         "Maxxim Asset Purchase Agreement" shall mean the Asset Purchase Agreement by and between Maxxim and the Company, dated August 30, 2002.

         "Maxxim Transaction" shall mean the acquisition of the business and substantially all of the assets and assumption of certain of the liabilities of the Bio-Safety Division of Maxxim pursuant to the Maxxim Transaction Documents.

         "Maxxim Transaction Documents" shall mean the Maxxim Asset Purchase Agreement, and the documents and agreements executed in connection therewith.

         "Mortgages" shall mean, collectively, the First Mortgage and the Collateral Mortgage.

         "Net Income" shall mean, for any period, the net income (or net loss) of the Company for such period, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Net Worth" shall mean, at any particular date of determination, (a) total assets of the Company less (b) total liabilities of the Company, in each case determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Non-Domestic Subsidiary" shall mean any Subsidiary of the Company not organized under the laws of any state of the United States of America.

         "Notes" shall mean, collectively, the Revolving Credit Notes and the Term Notes.

         "Obligations" shall mean all obligations, liabilities and indebtedness of the Company to the Lenders and the Administrative Agent, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement, the Notes or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Loans and all fees, costs, expenses and indemnity obligations of the Company and the Administrative Agent hereunder, or under any other Loan Document.

         "Payment Office" shall mean the Administrative Agent's office located at 395 North Service Road, Melville, New York 11747 or such other office as the Administrative Agent may designate from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Permitted Liens" shall mean the Liens specified in clauses (a) through
(g) of Section 7.02.

         "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or Governmental Authority.

         "Plan" shall mean any multi-employer or single-employer plan defined in
Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of the Company any Guarantor or an ERISA Affiliate on account of such employees' employment by the Company, such Guarantor or an ERISA Affiliate.

         "Pledge Agreements" shall mean such pledge agreements or other documents, as may be required in order to grant to the Administrative Agent (for the benefit of the Lenders) a security interest in 65% of the issued and outstanding shares of stock or other ownership interest of any Non-Domestic Subsidiary, substantially in the form attached as
Exhibit I hereto.

         "Prime Rate" shall mean the rate per annum announced by the Administrative Agent from time to time as its prime rate in effect at its principal office, each change in the Prime Rate shall be effective on the date such change is announced to become effective.

         "Receivables" shall mean any and all rights of the Company to payment for goods sold or leased or for services rendered, including accounts, contract rights, general intangibles and any such right evidenced by chattel paper, instruments or documents.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

         "Required Lenders" shall mean Lenders owed at least 65% of the sum of the Aggregate Outstandings and the Term Loans or, if no Revolving Credit Loans or Term Loans are outstanding, Lenders having at least 65% of the Total Revolving Credit Commitment.

         "Reserve Adjusted Libor" shall mean, with respect to the Interest Period pertaining to an Adjusted Libor Loan, a rate per annum equal to the product (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of the interest at which Dollar deposits of an amount comparable to the amount of such Loan and for a period equal to the Interest Period applicable thereto are offered to the London office of the Administrative Agent in immediately available funds in the London interbank market for Eurodollars by leading banks in the eurodollar market at approximately 11:00 A.M. (London time) on the second Business Day prior to the commencement of such Interest Period, multiplied by (b) the Eurocurrency Reserve Requirement.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Credit Loans to the Company in an aggregate amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof under the caption "Revolving Credit Commitment", as such amounts may be adjusted in accordance with the terms of this Agreement.

         "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Commitment Termination Date or such earlier date as the Revolving Credit Commitment shall terminate as provided herein.

         "Revolving Credit Commitment Termination Date" shall mean October 21, 2005.

         "Revolving Credit Loans" shall have the meaning set forth in Section 2.01(a).

         "Revolving Credit Notes" shall have the meaning set forth in Section 2.02.

         "Security Agreement" shall mean the Security Agreement in the form attached as Exhibit C to be executed and delivered on the Closing Date by the Company, as same may be amended, restated, supplemented or otherwise modified, from time to time.

         "Security Documents" shall mean the Security Agreement, the Mortgages, and each other collateral security document delivered to the Administrative Agent hereunder.

         "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.

         "Subordinated Debt" or "Subordinated Indebtedness" shall mean all debt which is subordinated in right of payment to the prior final and indefeasible payment in full of the obligations of the Company to the Lenders hereunder and under any other Loan Document on terms satisfactory to and approved in writing by the Required Lenders.

         "Subsidiaries" shall mean, with respect to any Person, any corporation, association or other business entity more than 50% of the voting stock or other ownership interests (including, without limitation, membership interests in a limited liability company) of which is at the time owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

         "Taxes" shall have the meaning set forth in Section 3.09.

         "Term Loan" shall have the meaning set forth in Section 2.03.

         "Term Loan Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Term Loans to the Company in an amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof under the caption "Term Loan Commitment", which shall be $25,000,000, in the aggregate.

         "Term Loan Maturity Date" shall mean September 30, 2007.

         "Term Note" shall have the meaning set forth in Section 2.04.

         "Total Commitments" shall mean, at any time, the aggregate of the Commitments in effect at such time which, initially shall be $40,000,000.

         "Total Revolving Credit Commitment" shall mean, at any time, the aggregate of the Revolving Credit Commitments in effect at such time which, initially, shall be $15,000,000.

         "Type" shall mean as to any Loan its status as an Alternate Base Rate Loan or an Adjusted Libor Loan.

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         SECTION 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, all of which are by this reference incorporated into this Agreement.

                                   ARTICLE II
                                      LOANS

         SECTION 2.01. REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, each Lender severally agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Company from time to time during the Revolving Credit Commitment Period, up to but not exceeding at any one time outstanding the amount of its Revolving Credit Commitment; provided, however, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the Aggregate Outstandings would exceed the lesser of (x) the Total Revolving Credit Commitment in effect at such time and (y) the Borrowing Base. During the Revolving Credit Commitment Period, the Company may from time to time borrow, repay and reborrow hereunder on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be (i) Adjusted Libor Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof.

                  (b) The Company shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m., New York, New York time, three Business Days prior to the date of each proposed Adjusted Libor Loan under this Section 2.01 or prior to 11:00 a.m. New York, New York time on the date of each proposed Alternate Base Rate Loan under this Section 2.01. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the proposed use of the loan proceeds, (iii) the initial Interest Period if an Adjusted Libor Loan, and (iv) the proposed Borrowing Date. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Except for borrowings which utilize the full remaining amount of the Total Revolving Credit Commitment, each borrowing of an Alternate Base Rate Loan shall be in an amount not less than $500,000 or, if greater, whole multiples of $500,000 in excess thereof. Each borrowing of an Adjusted Libor Loan shall be in an amount not less than $1,250,000 or whole multiples of $100,000 in excess thereof.

                  (c) The Company shall have the right, upon not less than three Business Days' prior written notice to the Administrative Agent to terminate the Total Revolving Credit Commitment or from time to time to permanently reduce the amount of the Total Revolving Credit Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Aggregate Outstandings would exceed the lesser of (x) the Total Revolving Credit Commitment as then reduced and (y) the Borrowing Base; provided, further, that any such termination or reduction requiring prepayment of any Adjusted Libor Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 as a result of such termination or reduction. Any such reduction shall be in the amount of $500,000 or whole multiples of $500,000 in excess thereof, and shall reduce permanently the amount of the Total Revolving Credit Commitment then in effect.

                  (d) The several agreements of the Lenders to make Revolving Credit Loans pursuant to this Section 2.01 shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Company shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

         SECTION 2.02. REVOLVING CREDIT NOTE. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Company (individually, a "Revolving Credit Note" and collectively the "Revolving Credit Notes"), substantially in the form attached hereto as Exhibit A, each appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of such Lender in a principal amount equal to the Revolving Credit Commitment of such Lender. Each Revolving Credit Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01. Each Lender is authorized to record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan in such Lender's records or on the grid schedule annexed to the Revolving Credit Note; provided, however, that the failure of a Lender to set forth each such Revolving Credit Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Revolving Credit Loan made by such Lender in accordance with the terms of its Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of each Lender shall constitute presumptive evidence of the information so recorded absent manifest error.

         SECTION 2.03. TERM LOAN. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (individually, a "Term Loan" and collectively, the "Term Loans") to the Company upon satisfaction of the conditions set forth in Section 5.03 hereof in an amount not to exceed its Term Loan Commitment. The Company shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time three Business Days prior to the Closing Date specifying (i) the amount to be borrowed, which shall not exceed the Term Loan Commitment, (ii) the Type or Types of such Term Loans and the related amounts for each and (iii) if such Term Loan is an Adjusted Libor Loan, the initial Interest Period selected for such Term Loan. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. The Term Loans may, at the election of the Company, be (i) Adjusted Libor Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof. The Term Loan Commitment shall terminate upon funding of the Term Loans on the Closing Date.

         SECTION 2.04. TERM NOTE. The Term Loan made by each Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit B, with appropriate insertions (individually a "Term Note" and, collectively, the "Term Notes") payable to the order of such Lender and representing the obligation of the Company to pay the unpaid principal amount of the Term Loan of such Lender with interest thereon as prescribed in Section
3.01. Each Lender is authorized to record the Type of its Term Loan and the date and amount of each payment or prepayment of principal thereof in such Lender's records or on the grid schedule annexed to the Term Note; provided, however, that the failure of a Lender to set forth each payment and other information shall not in any manner affect the obligation of the Company to repay the Term Loan made by such Lender in accordance with the terms of its Term Note and this Agreement. The Term Note, the grid schedule and the books and records of each Lender shall constitute presumptive evidence of the information so recorded absent manifest error. Each Term Note shall (a) be dated the Closing Date, (b) be stated to mature on the Term Loan Maturity Date and (c) be payable as to principal in twenty consecutive equal quarterly installments commencing on December 31, 2002 and on the last day of each March, June, September and December thereafter. The amount of such payments received by each Lender on each of the initial nineteen installment dates shall be in the amount of each Lender's Commitment Proportion of $1,250,000, and the last installment received by each Lender shall be in the amount of each Lender's Commitment Proportion of the remaining principal amount outstanding. Each Term Note shall bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Section 3.01.

                                  ARTICLE III
                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                                FEES AND PAYMENTS

         SECTION 3.01. INTEREST RATE; CONTINUATION AND CONVERSION OF LOANS.

                  (a) Each Alternate Base Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                  (b) Each Adjusted Libor Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus the Applicable Margin.

                  (c) Upon the occurrence and during the continuance of an Event of Default the outstanding principal amount of the Loans (excluding any defaulted payment of principal accruing interest in accordance with clause (d) below), shall, at the option of the Required Lenders, bear interest payable on demand at a rate of interest 3% per annum in excess of the interest rate otherwise then in effect or, if no rate is in effect, 3% per annum in excess of the Alternate Base Rate.

                  (d) If the Company shall default in the payment of the principal of, or interest on, any portion of any Loan or any other amount becoming due hereunder, whether with respect to interest, fees, expenses or otherwise, the Company shall on demand from time to time pay additional interest on such defaulted amount accruing from the date of such default (without reference to any period of grace) up to and including the date of actual payment (after as well as before judgment) calculated as follows: the amount of such past due payment of principal, interest, fees or expenses times (a) 3% per annum in excess of the rate otherwise in effect or, if no rate is in effect, 3% per annum in excess of the Alternate Base Rate times (b) the number of days that such payment is past due, determined on a year of 360 days.

                  (e) The Company may elect from time to time to convert outstanding Loans from Adjusted Libor Loans to Alternate Base Rate Loans by giving the Administrative Agent at least three Business Day's prior irrevocable written notice of such election, provided that any such conversion of Adjusted Libor Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.08 as a result of such conversion. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. The Company may elect from time to time to convert outstanding Loans from Alternate Base Rate Loans to Adjusted Libor Loans by giving the Administrative Agent irrevocable written notice of such election not later than 11:00 a.m. New York, New York time, three Business Days prior to the date of the proposed conversion. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that each conversion shall be in the principal amount of $1,250,000 or whole multiples of $100,000 in excess thereof, and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from Adjusted Libor Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Adjusted Libor Loans having the same Interest Period shall not be less than $1,250,000.

                  (f) Any Adjusted Libor Loan in a minimum principal amount of $1,250,000 may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in the definition of Interest Period; provided, that no Adjusted Libor Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to an Alternate Base Rate Loan on the last day of the Interest Period in effect when the Administrative Agent is notified, or otherwise has actual knowledge, of such Default or Event of Default.

                  (g) If the Company shall fail to select the duration of any Interest Period for any Adjusted Libor Loan in accordance with the definition of "Interest Period" set forth in Section 1.01, the Company shall be deemed to have selected an Interest Period of one month.

                  (h) No Loan may be funded as an Adjusted Libor Loan or converted to or continued as an Adjusted Libor Loan with an Interest Period that extends beyond (i) the Revolving Credit Commitment Termination Date, with respect to Revolving Credit Loans, or (ii) the Term Loan Maturity Date with respect to the Term Loan.

                  (i) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis year of 360 days and shall be payable for the actual days elapsed. Any rate of interest on the Loans or other Obligations which is computed on the basis of the Alternate Base Rate shall change when and as the Alternate Base Rate changes in accordance with the definition thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, absent demonstrable error, be conclusive and binding for all purposes.

                  (j) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to a Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to such Lender limiting the rates of interest that may be charged or collected by such Lender. In each such event payments of interest required to be paid to such Lender shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by such Lender. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Company to any Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to such Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount.

         SECTION 3.02. USE OF PROCEEDS. The Term Loan shall be used to finance
(a) the purchase price payable to Maxxim in connection with the Maxxim Transaction and (b) working capital needs of the Company. The proceeds of the Revolving Credit Loans shall be solely used to (a) pay the Existing Indebtedness and (b) finance the working capital needs of the Company in the ordinary course of business.

         SECTION 3.03. PREPAYMENTS.

                  (a) The Company may, at any time and from time to time, prepay the then outstanding Loans, in whole or in part, without premium or penalty, except as provided in Section 3.08 hereof, upon written notice to the Administrative Agent (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, three Business Days before the date of prepayment with respect to prepayments of Adjusted Libor Loans, or 11:00 a.m. New York, New York time one Business Day before the date of prepayment with respect to Alternate Base Rate Loans. Each notice shall be irrevocable and shall specify the date and amount of repayment and whether such repayment is of the Term Loans or of Revolving Credit Loans and whether such repayment is of Adjusted Libor Loans or Alternate Base Rate Loans or a combination thereof, and if a combination thereof, the amount of repayment allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Company shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Each partial prepayment pursuant to this Section 3.03 of
(x) Alternate Base Rate Loans shall be in a principal amount of $500,000 or whole multiples of $500,000 in excess thereof and (y) of Adjusted LIBOR Loans shall be in a principal amount of $500,000 or whole multiples of $500,000 in excess thereof.

                  (b) To the extent that the Aggregate Outstandings exceeds the Borrowing Base as in effect at any time, the Company shall immediately prepay the Revolving Credit Loans to the extent necessary to cause compliance with the Borrowing Base.

                  (c)  Each prepayment of principal of a Loan pursuant to this
Section 3.03 shall be accompanied by accrued interest to the date prepaid on the amount prepaid and all amounts, if any, due pursuant to Section 3.08 hereof. All partial prepayments of the Term Loans, shall be applied to the remaining installments of principal thereof in inverse order of maturity. Prepayments of the Term Loans may not be reborrowed. Partial prepayments of any Loan shall be applied first to outstanding Alternate Base Rate Loans and then to Adjusted Libor Loans having the shortest remaining Interest Periods. Prepayments of Adjusted Libor Loans shall be accompanied by the amounts, if any, due pursuant to Section 3.08.

         SECTION 3.04. FEES.

                  (a) The Company agrees to pay to the Administrative Agent for the account of, and pro rata distribution to, each Lender a commitment fee on the average daily unused portion of the Revolving Credit Commitment from the Closing Date until the Revolving Credit Commitment Termination Date at a rate per annum equal to one-quarter of one percent (.25%), based upon a year of 360 days, payable quarterly, in arrears, on the last day of each December, March, June, and September of each year, commencing December 31, 2002, on the Revolving Credit Commitment Termination Date, and on each date the Revolving Credit Commitment is permanently reduced in whole or in part.

                  (b) The Company agrees to pay the Administrative Agent for the Administrative Agent's own account, such agency, syndication and other fees as separately agreed between the Administrative Agent and the Company.

         SECTION 3.05. INABILITY TO DETERMINE INTEREST RATE. In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to Section 3.01(b) for any requested Interest Period with respect to (a) the making of an Adjusted Libor Loan, (b) an Adjusted Libor Loan that will result from the requested conversion of an Alternate Base Rate Loan into an Adjusted Libor Loan, or (c) the continuation of an Adjusted Libor Loan beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the Company of such determination. Until the Administrative Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the Company shall not have the right to request or continue an Adjusted Libor Loan or to convert an Alternate Base Rate Loan to an Adjusted Libor Loan.

         SECTION 3.06. ILLEGALITY. Notwithstanding any other provisions herein, if any introduction of or change, on or after the date hereof, in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Adjusted Libor Loans as contemplated by this Agreement, such Lender shall forthwith give notice by telephone of such circumstances, promptly confirmed in writing, to the Administrative Agent, which notice the Administrative Agent shall promptly transmit to the Company and the other Lenders and (a) the commitment of such Lender to make and to allow conversion to or continuations of Adjusted Libor Loans shall forthwith be cancelled for the duration of such illegality and (b) the Loans then outstanding as Adjusted Libor Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the next succeeding last day of each Interest Period applicable to such Adjusted Libor Loans or, within such earlier period as may be required by law. The Company shall pay to such Lender, upon demand, any additional amounts required to be paid pursuant to Section 3.08 hereof.

         SECTION 3.07. INCREASED COSTS. (a) In the event that any introduction of or change, on or after the date hereof, in any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, or any Loan, or change the basis of taxation of payments to such Lender of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of such Lender or Lending Office of such Lender and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Lending Office is located, or by any jurisdiction in which such Lender is organized, has its principal office or is managed and controlled); or

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender; or

                  (iii) shall impose on any Lender any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining or participating in advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which such Lender deems material, then, in any such case, the Company shall pay such Lender, such additional amount or amounts as such Lender shall have determined will compensate such Lender for such increased costs or reduction.

                  (b) If any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of any Lender) or any Lender's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Company shall pay to such Lender, the additional amount or amounts as such Lender shall have determined will compensate such Lender or such Lender's holding company for such reduction. Such Lender's determination of such amounts shall be conclusive and binding on the Company absent manifest error.

                  (c) A certificate of (a) Lender setting forth the amount or amounts payable pursuant to Sections 3.07(a) and 3.07(b) above shall be conclusive absent manifest error. The Company shall pay any Lender the amount shown as due on any such certificate within ten days after receipt thereof.

                  (d) In the event any Lender shall be entitled to compensation pursuant to Section 3.07(a) or Section 3.07(b), it shall notify the Administrative Agent and Company of the event by reason of which it has become so entitled; provided, however, no failure on the part of any Lender to demand compensation under clause (a) or clause (b) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion.

         SECTION 3.08. INDEMNITY. The Company agree to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense which such Lender may sustain or incur, including, without limitation, interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain Adjusted Libor Loans hereunder, as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Adjusted Libor Loan,
(b) default by the Company to accept or make a borrowing of an Adjusted Libor Loan or a conversion into or continuation of an Adjusted Libor Loan after the Company have requested such borrowing, conversion or continuation, (c) default by the Company in making any prepayment of any Adjusted Libor Loan after the Company give notice in accordance with Section 3.03 of this Agreement and/or (d) the making of any payment or prepayment (whether mandatory or optional) of an Adjusted Libor Loan or the making of any conversion of an Adjusted Libor Loan to an Alternate Base Rate Loan on a day which is not the last day of the applicable Interest Period with respect thereto. A certificate of a Lender setting forth such amounts shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any certificate within ten days after receipt thereof. This Section 3.08 shall survive termination of this Agreement and payment of the Obligations.

         SECTION 3.09. TAXES. (a) All payments made by the Company under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on the Administrative Agent, or a Lender by (i) the United States of America or any political subdivision or taxing authority thereof or therein, (ii) the jurisdiction under the laws of which the Administrative Agent, or such Lender is organized or in which it has its principal office or is managed and controlled or any political subdivision or taxing authority thereof or therein, or (iii) any jurisdiction in which such Lender's Lending Office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent, or any Lender hereunder, or under the Notes, the amount so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes and free and clear of all liability in respect of such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, the Company shall promptly send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Company fails to pay Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure together with any expenses payable by the Administrative Agent or any Lender in connection therewith.

                  (b) Prior to the first Interest Payment Date, each Lender that is not organized under the laws of the United States or a state thereof agrees that it will deliver to the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States back-up withholding tax. Each Lender which delivers to the Company and the Administrative Agent a Form W-8BEN or W-8ECI and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to Administrative Agent two further copies of the said statement and Form W-8BEN or W-8ECI and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Administrative Agent, certifying in the case of a Form W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

         SECTION 3.10. PRO RATA TREATMENT AND PAYMENTS. Each borrowing by the Company from the Lenders, each conversion of a Loan pursuant to Section 3.01(e) or continuation of a Loan pursuant to Section 3.01(f), each payment by the Company on account of any fee (other than with respect to fees described in Section 3.04(b)) and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the respective relevant Commitment Proportions of the Lenders. Each payment (including each prepayment) by the Company on account of principal of and interest on each Loan shall be made pro rata according to the respective outstanding principal amounts of such Loans held by each Lender. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and reimbursement obligations shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders (except as specified in Section 3.04(b)), at the Payment Office of the Administrative Agent in Dollars in immediately available funds. The Administrative Agent may, in its sole discretion, directly charge interest payments due in respect of the Loans to the Company's accounts at the Payment Office or other office of the Administrative Agent. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds by wire transfer of such Lender's portion of such payment to such Lender for the account of its Lending Office. Except as otherwise provided in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         SECTION 3.11. FUNDING AND DISBURSEMENT OF LOANS. (a) Each Lender shall make each Loan to be made by it hereunder available to the Administrative Agent at the Payment Office for the account of such office and the Administrative Agent by 1:00 p.m. New York, New York time on the Borrowing Date in Dollars in immediately available funds. Unless any applicable condition specified in
Article V has not been satisfied, the amount so received by Administrative Agent will be made available to the Company at the Payment Office by crediting the account of the Company with such amount and in like funds as received by the Administrative Agent; provided, however, that if the proceeds of any Loan or any portion thereof are to be used to prepay outstanding Loans, then the Administrative Agent shall apply such proceeds for such purpose to extent necessary and credit the balance, if any, to the Company's account.

         (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a proposed Borrowing Date that such Lender will not make the amount which would constitute its Commitment Proportion of the borrowing on such Borrowing Date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not made available to the Administrative Agent until a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand interest on such Lender's Commitment Proportion of such borrowing at a rate equal to the greater of (i) the daily average Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation during such period, from and including such Borrowing Date to the date on which such Lender's Commitment Proportion of such borrowing shall have become immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts due pursuant to this Section 3.11(b) shall be conclusive absent manifest error. Nothing herein shall be deemed to relieve any Lender from its obligations to fulfill its commitment hereunder or to prejudice any right which the Company may have against any Lender as a result of any default by such Lender hereunder.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and to extend the credit herein provided for, the Company represents and warrants to the Administrative Agent and each Lender that:

         SECTION 4.01. ORGANIZATION POWERS. The Company (a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) has the corporate power and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the corporate power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, the power to obtain extensions of credit hereunder and to execute and deliver the Notes. Each Guarantor is a corporation, limited liability company or limited partnership (as indicated on Schedule I hereto) duly organized or formed, as applicable, validly existing and in good standing under the laws of the state of its incorporation or formation, (b) has the power and authority to own or lease its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification, and (d) has the power to execute, deliver and perform each of the Loan Documents to which it is a party.

         SECTION 4.02. AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Company of this Agreement, and the other Loan Documents to which it is a party, the borrowings hereunder, and the execution and delivery by each of the Guarantors of the Loan Documents to which such Guarantor is a party, (a) have been duly authorized by all requisite corporate action, (b) will not violate or require any consent under (i) any provision of law applicable to the Company or any Guarantor, any rule or regulation of any Governmental Authority, or the certificate of incorporation or by-laws of the Company or the certificate of incorporation, by-laws, or other organizational documents, as applicable, of any Guarantor or (ii) any order of any court or other Governmental Authority binding on the Company or any Guarantor or any indenture, agreement or other instrument to which the Company or any Guarantor is a party, or by which the Company or any Guarantor or any of their respective properties are bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of the Company or any Guarantor other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which the Company or any Guarantor is a party constitutes a legal, valid and binding obligation of the Company and such Guarantor enforceable, as the case may be, against the Company and such Guarantor, as the case may be, in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors' rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

         SECTION 4.03. FINANCIAL CONDITION. (a) The Company has heretofore furnished to the Agent and each Lender (i) the audited balance sheet of the Company and the related audited statements of income, retained earnings and cash flow of the Company audited by Grant

Thornton LLP, independent certified public accountants, for the fiscal year ended March 31, 2002, and (ii) the management-prepared balance sheet of the Company and the related statements of income, retained earnings and cash flow for the three month period ended June 30, 2002. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and fairly present the financial condition and results of operations of the Company as of the date of such financial statements and for the periods to which they relate, subject to normal year end adjustments and, since March 31, 2002, no Material Adverse Effect has occurred. The Company shall deliver to the Administrative Agent, with a copy for each Lender, a certificate of the Financial Officer of the Company to that effect on the Closing Date. Other than obligations and liabilities arising in the ordinary course of business since March 31, 2002, there are no obligations or liabilities contingent or otherwise, of the Company which are not reflected or disclosed on such audited statements.

                  (b) The Company is Solvent and immediately after giving effect to each respective Loan and each other extension of credit contemplated by this Agreement and the execution of each Loan Document, will be Solvent.

                  (c) The pro-forma balance sheet of the Company as of the Closing Date, which balance sheet was previously delivered to the Administrative Agent, (i) was based upon the financial statements of the Company as of September 30, 2002 after giving effect to the Maxxim Transaction, (ii) was prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and (iii) fairly reflects the transactions contemplated therein, subject to normal year-end adjustments and to the assumption and qualifications stated therein. The Company shall deliver to the Administrative Agent, with a copy for each Lender, a certificate of the Financial Officer of the Company to that effect on the Closing Date.

                  (d) The financial projections (including balance sheets, income statements and statements of cash flows) of the Company for the fiscal years ending March 31, 2003 through and including March 31, 2007, which projections were previously delivered to the Administrative Agent, were prepared in good faith by the Financial Officer of the Company after giving effect to the Maxxim Transaction, based upon reasonable assumptions and on the basis of sound financial planning practice. The Financial Officer has no reason to believe that they are incorrect or misleading in any material respect. The Company shall deliver to the Administrative Agent, with a copy for each Lender, a certificate of the Financial Officer of the Company to that effect on the Closing Date.

         SECTION 4.04. TAXES. All assessed deficiencies resulting from Internal Revenue Service examinations of the federal income tax returns of the Company and each Guarantor have been discharged or reserved against in accordance with Generally Accepted Accounting Principles. The Company and each Guarantor has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except taxes which are being contested in good faith and which are reserved against in accordance with Generally Accepted Accounting Principles.

         SECTION 4.05. TITLE TO PROPERTIES. The Company and each Guarantor has good title to their respective properties and assets reflected on the financial statements referred to in Section 4.03 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

         SECTION 4.06. LITIGATION. (a) There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any Guarantor) pending or, to the knowledge of the Company, threatened or affecting against the Company or any Guarantor at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which, if adversely determined against the Company or such Guarantor, could reasonably be expected to result in a Material Adverse Effect; and (b) neither the Company nor any Guarantor is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.07. AGREEMENTS. Neither the Company nor any Guarantor is a party to any agreement or instrument or, with respect to the Company, subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.08. COMPLIANCE WITH ERISA. Each Plan is in compliance with ERISA; no Plan is insolvent or in reorganization, no Plan or Plans have an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency; no Reportable Event has occurred with respect to any Plan; neither the Company, any Guarantor, nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or expects to incur any liability under any of the foregoing sections on account of the prior termination of participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which could reasonably be expected to present a risk to the Company, any Guarantor or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of the Company, any Guarantor or any of its ERISA Affiliates exists or is likely to arise on account of any Plan and the Company and each Guarantor may terminate contributions to any other employee benefit plans maintained by it without incurring any material liability to any Person interested therein.

         SECTION 4.09. FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS. (a) Neither the Company nor any Guarantor is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock"

(within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

                  (c) The proceeds of each Loan shall be used solely for the purposes permitted under Section 3.02.

         SECTION 4.10. APPROVALS. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or any Guarantor, or with the execution and delivery of other Loan Documents to which it is a party or with respect to the Company, the borrowings hereunder.

         SECTION 4.11. SUBSIDIARIES AND AFFILIATES. Attached hereto as Schedule I is a correct and complete list of all Subsidiaries and Affiliates of the Company showing as to each Subsidiary and Affiliate, its name, the jurisdiction of its incorporation, its shareholders or other owners of an interest in each Subsidiary and Affiliate and the ownership of each such entity (including the percentage of the ownership interest held by each such entity). The shareholders of the Company and their respective percentage ownership in the Company are identified on Schedule I. As of the Closing Date, the Company has no Subsidiaries.

         SECTION 4.12. HAZARDOUS MATERIALS. The Company and each Guarantor is in compliance in all material respects with all applicable Environmental Laws and neither the Company nor any Guarantor has used Hazardous Materials on, from, or affecting any property now owned or occupied or previously owned or occupied by the Company or any Guarantor in any manner which violates any applicable Environmental Law. To the knowledge of the Company, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law.

         SECTION 4.13. INVESTMENT COMPANY ACT. Neither the Company nor any Guarantor is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.14. NO DEFAULT. No Default or Event of Default has occurred and is continuing.

         SECTION 4.15. MATERIAL CONTRACTS. All Material Contracts are disclosed on Schedule VI hereto. Each such Material Contract is in full force and effect and is binding upon and enforceable against the Company and, to the Company's knowledge, all other parties thereto in accordance with its terms, and there exists no default under any Material Contract by the Company or by any other party thereto which has not been fully cured or waived.

         SECTION 4.16. PERMITS AND LICENSES. The Company and each Guarantor has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except those the failure of which to have could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.17. COMPLIANCE WITH LAW. The Company and each Guarantor is in compliance, with all laws, rules, regulations, orders and decrees which are applicable to the Company or such Guarantor, or to any of their respective properties, which the failure to comply with could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.18. SECURITY DOCUMENTS. Each Security Document executed by the Company shall constitute a valid and continuing lien on and security interest in the collateral referred to in such Security Document in favor of the Administrative Agent for the ratable benefit of the Lenders prior to all other Liens, claims and right of all other Persons, other than Permitted Liens, and shall be enforceable as such against all other Persons.

         SECTION 4.19. DISCLOSURE. Neither this Agreement, any other Loan Document, nor any other document, certificate or written statement furnished to the Lender by or on behalf of the Company or any Guarantor for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

         SECTION 4.20. VALUE. Immediately following the consummation of the Maxxim Transaction and the transactions contemplated by this Agreement (including, without limitation, the funding of the initial Loans), (a) the fair value of the assets of the Company and each Guarantor will exceed its respective Indebtedness (including Subordinated Indebtedness), (b) the present fair saleable value of the property and assets of the Company and each Guarantor will be greater than the amount required to pay the probable liabilities of its respective Indebtedness (including Subordinated Indebtedness), (c) the Company and each Guarantor will be able to pay its respective Indebtedness (including Subordinated Indebtedness), as such Indebtedness shall mature, and (d) neither the Company nor any Guarantor will have unreasonably small capital in order to conduct the business in which it is engaged.

         SECTION 4.21. MAXXIM TRANSACTION. The Company has heretofore delivered to the Administrative Agent a true, correct and complete copy of the Maxxim Transaction Documents. The Maxxim Transaction Documents set forth the entire agreement of the parties thereto with respect to the subject matter thereof. No consent or approval, authorization or declaration of any Governmental Authority is or will be required in connection with the Maxxim Transaction. The Company has acquired, by virtue of the consummation of the Maxxim Transaction and now has valid, legal and marketable title to the Bio-Safety Division of Maxxim to be acquired pursuant to the Maxxim Asset Purchase Agreement, free and clear of any Lien, except for Permitted Liens. The representations and warranties of the Company in
Article III of the Maxxim Asset Purchase Agreement are true and correct in all respects and are hereby deemed remade and restated in favor of the Administrative Agent and the Lenders.

                                   ARTICLE V
                              CONDITIONS OF LENDING

         SECTION 5.01. CONDITIONS TO INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make the initial Loans hereunder is subject to the following conditions precedent:

                  (a) REVOLVING CREDIT NOTES. On or prior to the Closing Date, the Administrative Agent shall have received a Revolving Credit Note for the account of each Lender.

                  (b) GUARANTIES. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, a Guaranty duly executed by each Guarantor, if any.

                  (c) SECURITY DOCUMENTS; FINANCING STATEMENTS. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, the Security Documents, each duly executed by the Company with duly executed financing statements on form UCC-1 describing the collateral covered by the Security Documents.

                  (d) OPINION OF COUNSEL. On or prior to the Closing Date, the Administrative Agent shall have received a written opinion of counsel for the Company and the Guarantors dated the Closing Date and addressed to the Administrative Agent and each Lender, substantially in the form of Exhibit F attached hereto.

                  (e) SUPPORTING DOCUMENTS. On or prior to the Closing Date, the Administrative Agent shall have received, with a copy for each Lender, (i) a certificate of good standing for the Company and each Guarantor from the secretary of state of the state of its organizational jurisdiction dated as of a recent date; (ii) certified copies of the charter documents of the Company and Guarantor; (iii) a certificate of an authorized officer or member of the Company and each Guarantor dated the Closing Date and certifying: (x) that the charter documents of Person have not been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof);
(y) that attached thereto is a true and complete copy of resolutions adopted by the board of directors or members, as applicable, of such Person authorizing the execution, delivery and performance of each Loan Document to which it is a party; and (z) the incumbency and specimen signature of each officer or member of such Person executing each Loan Document to which it is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer or member of such Person as to the incumbency and signature of the Person executing such certificate; and (iv) such other documents as the Administrative Agent may reasonably request.

                  (f) OFFICER'S CERTIFICATE. On the Closing Date, the Administrative Agent shall have received a certificate dated the Closing Date, executed by (i) an Executive Officer confirming compliance with the conditions set forth and clauses (a) and (b) of Section 5.02.

                  (g) INSURANCE. On or prior to the Closing Date, the Administrative Agent shall have received a certificate or certificates of insurance from an independent insurance broker or brokers confirming the insurance required to be maintained pursuant to Section 6.01 hereof, and evidence that the Administrative Agent (for the benefit of itself and the other Lenders) has been named loss payee and additional insured, as applicable, with respect to each policy of such insurance.

                  (h) ASSETS FREE FROM LIENS. Prior to the Closing Date, the Administrative Agent shall have received UCC-1 financing statement, tax and judgment lien searches evidencing that the Company's and each Guarantor's accounts receivable, inventory, equipment and all other assets of the Company and each Guarantor (including, without limitation, those assets to be acquired by the Company in connection with the Maxxim Transaction) are free and clear of all Liens except Permitted Liens.

                  (i) FEES AND EXPENSES. On or prior to the Closing Date, the Administrative Agent shall have received the fees payable on the Closing Date pursuant to Section 3.04(b) and reimbursement of expenses in accordance with
Section 10.03(b).

                  (j) NO LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any Guarantor pending or, to the knowledge of the Company, threatened before any court, governmental agency or arbiter that could reasonably be expected to be adversely determined against the Company or any Guarantor and, if so adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (k) CONSENTS AND APPROVALS. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement, the other Loan Documents, shall have been obtained (without the imposition of any conditions that are not acceptable to the Required Lenders) and shall remain in effect, and no law or regulation shall be applicable in the judgment of the Required Lenders that imposes materially adverse conditions upon the transactions contemplated hereby.

                  (l) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Company or any Guarantor.

                  (m) MATERIAL CONTRACTS. The Lenders shall have received a copy of each Material Contract and shall be satisfied with the form and substance of each thereof.

                  (n) DUE DILIGENCE. The Lenders shall have completed their due diligence with respect to the Company and each Guarantor, including, without limitation, bank checks, trade checks, customer checks and litigation checkings and the Lender shall be satisfied with the results thereof. and the Required Lenders shall have been satisfied with the result thereof.

                  (o) FINANCIAL STATEMENTS; FINANCIAL OFFICER'S CERTIFICATE. No later than fifteen (15) days prior to the Closing Date the Lenders shall have received (i) the pro-forma balance sheet of the Company as of the Closing Date, based upon the financial statements of the Company as of September 30, 2002 after giving effect to the Maxxim Transaction, (ii) the balance sheet and income statement of the Borrower for the fiscal quarter ended June 30, 2002, and (iii) financial projections (including balance sheets, income statements and statements of cash flows) of the Company for the fiscal years ending March 31, 2003 through and including March 31, 2007. All such financial shall have been prepared in good faith by the management of the Company based on reasonable assumptions and the Required Lenders shall have been satisfied with the form and substance thereof. In addition, on the Closing Date the Lenders shall have received a certificate of the Financial Officer of the Company as to the matters set forth in Section 4.03 hereof.

                  (p) EMPLOYMENT AGREEMENTS. The Lenders shall have received copies of all employment agreements and management consulting agreements to which the Company or any Guarantor is a party, which agreements shall be in form and substance satisfactory to the Required Lenders.

                  (q) EXISTING INDEBTEDNESS. The Administrative Agent shall have received concurrently with the extension of the initial Loan (i) evidence that the Existing Indebtedness has been paid in full, (ii) evidence that the credit facility documents governing such indebtedness shall be terminated on such date, (iii) UCC Termination Statements with respect to the termination by Citibank, N.A. of its existing security interests in the assets of the Company, and (iv) releases of all guarantees delivered to Citibank, N.A. in connection with such credit facility.

                  (r) LEASE SCHEDULE. Prior to the Closing Date, the Lenders shall have received schedule of all lease agreements to which the Company or any Guarantor is a party, which schedule shall include the identity of the lessor, the lessee, the term of the lease, the annual lease expenditures, the expiration of the lease and whether such lease is an operating lease or a capital lease, and the Lender shall be satisfied with its review thereof.

                  (s) COLLATERAL AUDIT. Prior to the Closing Date, the Administrative Agent shall have received the result of a field examination of the Receivables and inventory of the Company and all related books and records, the results of which shall be satisfactory to the Administrative Agent in all respects.

                  (t) BORROWING BASE CERTIFICATE. The Administrative Agent shall have received a duly completed Borrowing Base Certificate for the calendar month ended September 30, 2002, signed by the Financial Officer of the Company.

                  (t) OTHER INFORMATION, DOCUMENTATION. The Lenders shall have received such other and further information and documentation as they may require, including, but not limited to, any information or documentation relating to compliance by the Company and each Guarantor with the requirements of all Environmental Laws.

                  (u) COMPLETION OF PROCEEDINGS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be satisfactory in form and substance to the Administrative Agent and its counsel.

         SECTION 5.02. CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligation of each Lender to make each Loan hereunder, including, without limitation, the initial Loan, is subject to the conditions precedent set forth in Section 5.01 and the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties by the Company pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date, with the same effect as though such representations and warranties had been made on and as of such date.

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or will result after giving effect to the Loan requested.

                  (c) AVAILABILITY. After giving effect to any requested Revolving Credit Loan, the Aggregate Outstandings shall not exceed the lesser of
(i) the Total Revolving Credit Commitment then in effect or (ii) the Borrowing Base. Each borrowing hereunder shall constitute a representation and warranty of the Company that the statements contained in clauses (a), (b), and (c) of
Section 5.02 are true and correct on and as of the Borrowing Date.

         SECTION 5.03. CONDITIONS TO TERM LOAN. The obligation of each Lender to make the Lender to make the Term Loan hereunder is subject to the conditions precedent set forth in Sections 5.01 and 5.02 and to the following conditions precedent:

                  (a) TERM NOTES. On or prior to the Closing Date, the Administrative Agent shall have received a Term Note for the account of each Lender.

                  (b) MAXXIM TRANSACTION. The Lenders shall have received certified true, correct and complete copies of each Maxxim Transaction Document, including, without limitation the Maxxim Asset Purchase Agreement and the schedules and exhibits thereto, which documents shall be in form and substance satisfactory to the Lenders and the Lenders and their counsel shall be satisfied with all legal and business aspects of the Maxxim Transaction, including the structure, the liabilities to be assumed by the Company in connection therewith, the costs of such transaction and the valuation of the assets to be purchased thereunder.

                  (c) CONSUMMATION OF MAXXIM TRANSACTION. Simultaneously with the funding of the Term Loan, the Administrative Agent shall have received, with a counterpart for each Lender, (a) a certificate of an Executive Officer of the Company certifying that (i) the Maxxim Transaction has been consummated (other than the payment of the purchase price) in accordance with the terms of the Maxxim Transaction Documents and in compliance with all laws, including without limitation laws relating to bulk asset sales, (ii) that all conditions precedent with respect to the consummation of the Maxxim Transaction have been satisfied,
(iii) no party to the Maxxim Transaction has waived the fulfillment of any material condition precedent set forth therein to the consummation of the Maxxim Transaction, (iv) no party has failed to perform any of its obligations thereunder and (v) nothing has come to the attention of the Company which would cause it to believe that any of the representations or warranties of Maxxim contained in the Maxxim Asset Purchase Agreement were false or misleading when made or when reaffirmed on the date of funding of the Term Loan, (b) evidence that the cash purchase price paid by the Company pursuant to the Maxxim Transaction shall not exceed $19,500,000, subject to adjustments of up to $1,000,000 at closing, and (c) evidence that the Company and Maxxim have approved the Maxxim Transaction.

                  (d) CONSENTS AND APPROVALS. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Maxxim Transaction Documents, shall have been obtained (without the imposition of any conditions that are not acceptable to the Required Lenders) and shall remain in effect, and no law or regulation shall be applicable in the judgment of the Required Lenders that imposes materially adverse conditions upon the transactions contemplated hereby.

                  (e) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Company or Maxxim (with respect to the assets to be acquired pursuant to the Maxxim Transaction).

                  (f) NO LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or Maxxim pending or, to the knowledge of the Company, threatened before any court, governmental agency or arbiter that could reasonably be expected to be adversely determined against the Company or Maxxim and, if so adversely determined, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the transactions contemplated by the Maxxim Transaction.

                  (g) VALUE. The Lenders shall be satisfied that, immediately following the consummation of the Maxxim Transaction and the transactions contemplated by this Agreement (including, without limitation, the funding of the initial Loans), (a) the fair value of the assets of the Company and each Guarantor will exceed its respective Indebtedness (including

Subordinated Indebtedness), (b) the present fair saleable value of the property and assets of the Company and each Guarantor will be greater than the amount required to pay the probable liabilities of its respective Indebtedness (including Subordinated Indebtedness), (c) the Company and each Guarantor will be able to pay its respective Indebtedness (including Subordinated Indebtedness), as such Indebtedness shall mature, and (d) neither the Company nor any Guarantor will have unreasonably small capital in order to conduct the business in which it is engaged.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         The Company covenants and agrees with the Lenders that so long as the Commitments remain in effect, or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid it will, and will cause each Guarantor to:

         SECTION 6.01. EXISTENCE, PROPERTIES, INSURANCE. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or limited liability existence as applicable, rights and franchises and comply in all material respects with all laws applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all of its property, and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times; and at all times maintain insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in such amounts and against such risks (including, without limitation, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business. Each such policy of insurance of the Company and any Guarantor shall name the Administrative Agent as loss payee and additional insured, as applicable, and shall provide for at least thirty (30) days' prior written notice to the Administrative Agent of any modification or cancellation of such policies. The Company shall provide to the Administrative Agent promptly upon receipt thereof evidence of the annual renewal of each such policy.

         SECTION 6.02. PAYMENT OF INDEBTEDNESS AND TAXES. (a) Pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable, and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither the Company nor any Guarantor shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Guarantor, as the case may be, shall have set aside on its books adequate reserves determined in accordance with

Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested; further, provided that, subject to the foregoing proviso, the Company and each Guarantor shall pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

         SECTION 6.03.  FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to each
Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited balance sheet of the Company as of the end of such year and the related audited statements of income, shareholders' equity and cash flow for such year, setting forth in comparative form the respective figures as of the end of and for the previous fiscal year, and accompanied by a report thereon of independent certified public accountants of recognized standing selected by the Company and satisfactory to the Administrative Agent and the Required Lenders (the "Auditor"), which report shall be unqualified; and which statements shall be prepared in accordance with Generally Accepted Accounting Principles, applied on a consistent basis; provided that the requirements of this Section 6.03(a) shall be deemed satisfied by delivery within the time period specified above of copy the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) which includes the financial statements described in this Section 6.03(a) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission;

                  (b) as soon as available, but in any event not later than 45 days after the end of each first, second and third fiscal quarter of the Company, a copy of the balance sheet of the Company as of the end of each such quarter and the related interim statements of income, shareholders' equity and cash flow for such quarter and the portion of the fiscal year through such date and setting forth in each case in comparative form the respective figures for the corresponding date and period in the previous fiscal year, prepared by management of the Company in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, and accompanied by a certificate to that effect executed by the Financial Officer of the Company; provided that the requirements of this Section 6.03(b) shall be deemed satisfied by delivery within the time period specified above of (A) a copy of the Company's Quarterly Report on Form 10-Q for such fiscal quarter, which includes the financial statements described in this Section 6.03(b), prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission;

                  (c) a certificate prepared and signed by the Financial Officer with each delivery required by clauses (a) and (b), as to whether or not, as of the close of such preceding period and at all times during such preceding period, the Company was in compliance with all the provisions in this Agreement, showing computation of financial covenants and quantitative negative covenants, and if the Financial Officer shall have obtained knowledge of any default in such compliance or notice of such default, it shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute a Default or an Event of Default hereunder;

                  (d) at all times indicated in clause (a) above a copy of the management letter, if any, prepared by the Auditor;

                  (e) on or prior to the fifteenth day of each calendar month, a detailed schedule of accounts receivable of the Company and the Guarantors, if any, certified by the Financial Officer of the Company and current as of the last Business Day of the preceding month, all in form satisfactory to the Administrative Agent;

                  (f) on or prior to the fifteenth day of each calendar month, a detailed schedule of inventory of the Company and the Guarantors, if any, certified by the Financial Officer of the Company and current as of the last Business Day of the preceding month, which schedule shall contain a breakdown of such inventory by type, amount and warehouse and production facility location, appropriately completed, all in form satisfactory to the Administrative Agent;

                  (g) within fifteen (15) days after the end of each calendar month (with respect to the Borrowing Base for the calendar month then ending) and simultaneously with the request for a Revolving Credit Loan (with respect to the Borrowing Base as of the last day of the immediately preceding calendar month), a completed Borrowing Base Certificate;

                  (h) promptly after filing thereof, copies of all regular and periodic financial information, proxy materials and other information and reports which the Company or any Guarantor shall file with the Securities and Exchange Commission or shall send to its shareholders;

                  (i) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which could not reasonably be expected to result in any materially adverse action to be taken by such agency; and

                  (j) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Company or the Guarantors as any Lender may reasonably request.

Notwithstanding anything to the contrary herein if, at any time, the Company shall create, establish or acquire of any Subsidiary, all financial statements and other information to be provided to the Administrative Agent and the Lenders pursuant to this Section 6.03 shall be prepared on a consolidated basis with respect to the Company and such Subsidiary or Subsidiaries, as applicable.

         SECTION 6.04. BOOKS AND RECORDS; ACCESS TO PREMISES. Keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of the Company and each of the Guarantors. At any time, and from time to time (and provided that no Default or Event of Default has occurred and is continuing, upon reasonable prior notice) , permit the Administrative Agent or any agent or representative thereof, to examine and request copies of and abstracts from the books and records of such information which such Lender deems is necessary or desirable (including, without limitation, the financial records of the Company and each Guarantor) and to visit the properties of the Company and each Guarantor and to discuss the affairs, finances and accounts of the Company and each Guarantor with any of their executive officers or independent accountants; and as often as required at any time upon reasonable notice to the Company and during normal business hours, permit the Administrative Agent or any agent or representative thereof, to examine and audit the inventory and Receivables of the Company. The Companies shall pay, upon demand, the costs, expenses and charges incurred by the Administrative Agent or its agents and representatives in connection with any such examination and audits in accordance with Section 10.03 hereof, provided that so long as no Default or Event of Default shall have occurred, the Company shall pay for the costs, expenses and charges of only one such asset audit per year.

         SECTION 6.05. NOTICE OF ADVERSE CHANGE. Promptly notify the Administrative Agent in writing of (a) any change in the business or the operations of the Company or any Guarantor which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Administrative Agent or the Lenders pursuant to this Agreement, fail, in any material respect, to present fairly, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

         SECTION 6.06. NOTICE OF DEFAULT. Promptly notify the Administrative Agent of any Default or Event of Default which shall have occurred, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action, if any, which is proposed to be taken with respect thereto.

         SECTION 6.07. NOTICE OF LITIGATION. Promptly notify the Administrative Agent of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against the Company or any Guarantor on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.08. NOTICE OF DEFAULT IN OTHER AGREEMENTS. Promptly notify the Administrative Agent of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Guarantor is a party which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.09. NOTICE OF ERISA EVENT. Promptly deliver to the Administrative Agent a certificate of the Financial Officer of the Company setting forth details as to such occurrence and such action, if any, which the Company, a Guarantor or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such Guarantor, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator, with respect thereto: that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that one or more Plans have an Unfunded Current Liability giving rise to a Lien under ERISA, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Company, any Guarantor or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. The Company will deliver to each Lender a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to each Lender pursuant to the first sentence hereof, copies of annual reports and any other notices received by the Company or such Guarantor required to be delivered to each Lender hereunder shall be delivered to each Lender no later than ten days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Company or any Guarantor.

         SECTION 6.10. NOTICE OF ENVIRONMENTAL LAW VIOLATIONS. Promptly notify the Administrative Agent of the receipt of any notice of an action, suit, and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against the Company or any Guarantor relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.11. NOTICE REGARDING MATERIAL CONTRACTS. Promptly notify the Administrative Agent of (a) any termination, material amendment, material supplement or other material modification of any Material Contract and (b) the occurrence of a default by the Company or any Guarantor, or by any other party to any Material Contract of which the Company is aware.

         SECTION 6.12. COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.13. SUBSIDIARIES. The Company or a Guarantor, as appropriate, shall (a) concurrently with the creation, establishment or acquisition of a Non-Domestic Subsidiary, (i) execute a Pledge Agreement (or such other agreement as shall be required by the Administrative Agent), as applicable, with respect to not more than 65% of the capital stock of each Subsidiary of such Person which is or becomes a Non-Domestic Subsidiary, and
(ii) deliver an opinion of counsel addressed to the Administrative Agent and each Lender that such Pledge Agreement is valid and enforceable in the jurisdiction of formation of such Non-Domestic Subsidiary, and (b) concurrently with the creation, establishment or acquisition of Domestic Subsidiary, (i) cause each Subsidiary of such Person which is a Domestic Subsidiary to execute a Guaranty, in the form of Exhibit D hereto, and a Security Agreement, in the form of Exhibit C hereto, (ii) deliver a favorable written opinion of counsel addressed to the Administrative Agent and each Lender, with respect to such Domestic Subsidiary and with respect to the documents required to be executed by such Domestic Subsidiary pursuant to this Section 6.13, substantially in the form attached hereto as Exhibit G, and (iii) provide to each Lender the supporting documents identified in clauses (i), (ii), and (iii) of Section 5.01(e) hereof in each case with respect to such Domestic Subsidiary. In no event shall the Company be required to pledge any of the assets of a Subsidiary of the Company that is a controlled foreign corporation, as defined in Section 957(a) of the Code, including, but not limited, to the stock of any Subsidiary of the Company held directly or indirectly by any such Subsidiary.

         SECTION 6.14. ENVIRONMENTAL LAWS. Comply in all material respects with the requirements of all Environmental Laws, provide to the Lenders all documentation in connection with such compliance that the Lenders may reasonably request, and defend, indemnify, and hold harmless the Administrative Agent and each Lender and their respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by the Company or any Guarantor; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

         SECTION 6.15. COLLATERAL MORTGAGE. Upon the occurrence and continuance of an Event of Default for sixty (60) days or more the Administrative Agent may record the Collateral Mortgage and, in connection therewith, the Company shall provide to the Administrative Agent, for the benefit of the Lenders, within ten
(10) Business Days of the expiration of such sixty (60) day period, (a) a title policy and a lender's title insurance binder issued by an insurance company authorized to transact business in the State of New York and acceptable to the Lenders naming the Administrative Agent as insured and insuring that the Collateral Mortgage creates a continuing, valid lien on the Hauppauge Premises prior to all Liens, and securing an amount and on terms and conditions satisfactory to the Required Lenders at such time, (b) a current legal description and survey of the Hauppauge Premises certified to the Administrative Agent and the title company, (c) a certificate of insurance from an independent insurance broker confirming the insurance required to be maintained pursuant to the Collateral Mortgage, with respect to the Hauppauge Premises, naming the Administrative Agent as mortgagee with respect to such insurance, and (d) such other documents, promissory notes, agreements and information that the Administrative Agent and the Lenders may request. The Company further agrees to pay all title insurance premiums, recording and filing fees and charges and other expenses incurred by the Administrative Agent in connection with the recording of the Collateral Mortgage and the delivery of the other documents required pursuant to this Section 6.15. In the event that the Collateral Mortgage shall be recorded, the Administrative Agent shall insert into such document the amount to be secured by the Collateral Mortgage prior to its recording thereof in accordance with the terms hereof, such amount to be determined by the Administrative Agent at such time, but not to exceed the value of the Hauppauge Premises at such time.

         SECTION 6.16. INTEREST RATE PROTECTION. The Company shall arrange for interest rate protection with respect to the interest owing under the Term Loan, on terms and conditions satisfactory to JPMorgan Chase Bank, within thirty (30) days of the Closing Date.

         SECTION 6.17. FIRST MORTGAGE RE: CLARKSBURG PREMISES. On or prior to December 21, 2002, the Company shall have delivered to the Administrative Agent,
(a) a title policy and a lender's title insurance binder issued by an insurance company authorized to transact business in West Virginia and acceptable to the Lenders naming the Administrative Agent as insured and insuring that the Mortgage creates a continuing, valid lien on the Clarksburg Premises prior to all Liens, and securing an amount not less than $4,000,000, (b) a current legal description and survey of the Clarksburg Premises certified to the Administrative Agent and the title company; (c) an appraisal of the Clarksburg Premises from an appraiser engaged by the Administrative Agent, with a copy for each Lender, in form and substance satisfactory to the Lenders, with all costs of such appraisal for the account of the Company, and otherwise in complete conformity with all applicable rules and regulations and the Administrative Agent's appraisal policy and indicating a minimum appraised value of the Premises and the equipment located thereat of at least $5,000,000; (d) an environmental review report with respect to the Clarksburg Premises from an environmental review firm engaged by the Administrative Agent which report shall be satisfactory in form and substance to the Lenders; all costs of such review shall be for the account of the Company; (e) a certificate of insurance from an independent insurance broker confirming the insurance required to be maintained pursuant to the First Mortgage, with respect to the Clarksburg Premises, naming the Administrative Agent as mortgagee with respect to such insurance, and (f) such other documents, agreements and information that the Administrative Agent and the Lenders may request. The Company further agrees to pay all title insurance premiums, recording and filing fees and charges and other expenses incurred by the Administrative Agent in connection with the recording of the First Mortgage and the delivery of the other documents required pursuant to this
Section 6.17.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         The Company covenants and agrees that so long as the Commitments remain in effect or any of the principal of or interest on any Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any Guarantor, directly or indirectly, to:

         SECTION 7.01. INDEBTEDNESS. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

                  (a) Indebtedness incurred prior to the date hereof as described in Schedule II attached hereto, but not including any renewals or extensions thereof;

                  (b) Indebtedness to the Lenders under this Agreement, the Notes or any other Loan Document;

                  (c) Indebtedness for trade payables incurred in the ordinary course of business; provided such payables shall be paid or discharged when due;

                  (d) Indebtedness consisting of guarantees permitted pursuant to Section 7.03;

                  (e) Subordinated Indebtedness; provided, however, that no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Subordinated Indebtedness;

                  (f) Indebtedness secured by purchase money liens as permitted under Section 7.02(f);

                  (g) Indebtedness owing by the Company to any Guarantor or from any Guarantor to the Company or any other Guarantor;

                  (h) Indebtedness owing by the Company to JPMorgan Chase Bank in connection with Hedging Agreements; and

                  (i) Indebtedness owing by the Company to the IRB in connection with the IRB Transaction, in an amount not to exceed $3,970,000.

         SECTION 7.02. LIENS. Incur, create, assume or suffer to exist any Lien on any of their respective assets now or hereafter owned, other than:

                  (a)   Liens existing on the date hereof as set forth on
Schedule III attached hereto, but not including any renewals or extensions thereof;

                  (b) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, however, that adequate reserves with respect thereto are maintained on the books of the Company or the Guarantors in accordance with Generally Accepted Accounting Principles;

                  (c) carriers', warehousemens', mechanics', suppliers' or other like Liens arising in the ordinary course of business and (i) not overdue for a period of more than 30 days or (ii) which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Administrative Agent in any of the collateral subject to the Security Documents, provided, however, that adequate reserves with respect thereto are maintained on the books of the Company or the Guarantors in accordance with Generally Accepted Accounting Principles;

                  (d) deposits under workmen's compensation, unemployment insurance and social security laws;

                  (e) liens granted to the Lenders or the Administrative Agent, for the ratable benefit of the Lenders, under this Agreement or any other Loan Document;

                  (f) purchase money liens for fixed or capital assets including obligations with respect to Capital Leases; provided in each case (i) no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect to such lien, (ii) such purchase money lien does not exceed 80% of the purchase price of, and encumbers only, the property acquired, and (iii) such purchase money Lien does not secure any Indebtedness other than in respect of the purchase price of the asset acquired; and

                  (g) liens granted to the IRB in connection with the IRB Transaction, provided that such liens only encumber the IRB Collateral.

         SECTION 7.03. GUARANTIES. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

                  (a) guaranties executed on or prior to the date hereof as described on Schedule IV attached hereto including any renewals or extension thereof;

                  (b    endorsements of negotiable instruments for collection or
deposit in the ordinary course of business;

                  (c) guaranties of any Indebtedness owing to the Administrative Agent and the Lenders; and

                  (d) guaranties by the Guarantors of Indebtedness of the Company permitted pursuant to Section 7.01(c).

         SECTION 7.04. SALE OF ASSETS. Sell, assign, lease, transfer or otherwise dispose of any of their now owned or hereafter acquired respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for the sale of inventory disposed of in the ordinary course of business.

         SECTION 7.05. SALES OF RECEIVABLES. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any Guarantor, with or without recourse, except for collection in the ordinary course of business.

         SECTION 7.06. LOANS AND INVESTMENTS. Make or commit to make any advance, loan, extension of credit, or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except (a) for the ownership of stock of any Subsidiaries existing as of the Closing Date or created after the Closing Date as permitted pursuant to Section 7.12 hereof and provided that the Company has complied with its obligations under Section 6.13 with respect to such Subsidiary; (b) Eligible Investments; (c) loans and advances by the Company to any Guarantor and loans and advances by any Guarantor to the Company or any other Guarantor; and (d) the Maxxim Transaction.

         SECTION 7.07. NATURE OF BUSINESS. Change or alter, in any material respect, the nature of its business from th nature of the business engaged in by it on the date hereof.

         SECTION 7.08. SALE AND LEASEBACK. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, of it, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

         SECTION 7.09 . FEDERAL RESERVE REGULATIONS. Permit any Loan or the proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         SECTION 7.10. ACCOUNTING POLICIES AND PROCEDURES. Permit any change in the accounting policies and procedures of the Company or any Guarantor, including a change in fiscal year, provided, however, that any policy or procedure required to be changed by the

Financial Accounting Standards Board (or other board or committee thereof) in order to comply with Generally Accepted Accounting Principles may be so changed.

         SECTION 7.11. HAZARDOUS MATERIALS. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission on the part of the Company, a release of Hazardous Materials onto such property or asset or onto any other property.

         SECTION 7.12. LIMITATIONS ON FUNDAMENTAL CHANGES. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, or, acquire all of the stock or all or substantially all of the assets or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution; provided, however, any Guarantor may merge with (a) the Company provided that the Company shall be the continuing or surviving entity, or (b) with any one or more Guarantors; and provided further, that the Company may enter into the Maxxim Transaction.

         SECTION 7.13.  FINANCIAL COVENANTS.

                  (a) Minimum Net Worth. Permit Net Worth, at any date of determination set forth below, to be less that the amount set forth below opposite the applicable determination date:


                        Date                                        Amount
                        ----                                       ------
                        September 30, 2002                         $33,750,000, plus 50% of Net Income of
                                                                   the Company for the period from March 31,
                                                                   2002 through September 30, 2002

                        December 31, 2002 and as at                Actual Net Worth of the Company as
                        the last day of each fiscal quarter        of the previous fiscal quarter end, plus
                        thereafter                                 50% of Net Income of the Company for the
                                                                   fiscal quarter then ending


                  (b) Maximum Leverage Ratio. Permit the Leverage Ratio at any time during the period set forth below, to be greater than the ratio set forth below opposite the applicable period:

                          Period                              Ratio
                          ------                              -----
                          March 31, 2003 through              2.50:1.00
                          March 30, 2004

                          March 31, 2004 and thereafter       2.25:1.00

                  (c) Minimum EBITDA. Permit EBITDA to be less than the amount set forth below opposite the applicable determination date:


                          Date                               Amount
                          ----                               ------
                          Fiscal quarter ending              $3,000,000
                          September 30, 2002

                          Six month period ending            $7,000,000
                          December 31, 2002

                  (d) Minimum Current Ratio. Permit the Current Ratio to be less than 1.25:1.00 at any time.


                  (e) Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio to be less than the ratio set forth opposite the applicable determination date:

                          Date                               Ratio
                          ----                               -----
                          Six months ending March 31, 2003   1.25:1.00

                          Nine months ending June 30, 2003   1.25:1.00

                          September 30, 2003 and at the end 1.25:1.00 of each fiscal quarter thereafter

                  (f) Net Loss. Permit the Company to suffer a net loss for any period.


                  (g) Maximum Capital Expenditures. Permit Capital Expenditures to exceed (i) $2,000,000, during the fiscal year ending March 31, 2003, or (b) $1,500,000, during any fiscal year thereafter, provided however that if Capital Expenditures of the Company are less than such permitted amount in any fiscal year, the difference between the amount permitted and the actual Capital Expenditures for such year may be carried forward for no more than one fiscal year to be expended during such succeeding fiscal year. Such carried forward amount may only be applied after the permitted amount of Capital Expenditures have been expended in such succeeding fiscal year.

Notwithstanding anything to the contrary herein if, at any time, the Company shall create, establish or acquire of any Subsidiary or Subsidiaries, all financial covenants in this Section 7.13 shall be calculated on a consolidated basis with respect to the Company and such Subsidiary or Subsidiaries, as applicable.

         SECTION 7.14. SUBORDINATED DEBT. Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Debt or amend, supplement or otherwise modify any of the terms thereof without the prior written consent of the Required Lenders.

         SECTION 7.15. DIVIDENDS. Declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company or any Guarantor, or warrant to purchase any class of stock or other equity interest of the Company or any Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company or any Guarantor or in any combination thereof, or permit any Affiliate to make any payment on account of, or purchase or otherwise acquire, any shares of any class of the stock of the Company or any Guarantor from any Person; provided, however, any Guarantor may declare and pay cash dividends to its immediate parent provided no Default or Event of Default shall have occurred and be continuing or will occur immediately after giving effect to such declaration or payment, including, without limitation, any Default or Event of Default arising out of the failure to comply with the financial covenants set forth in Section 7.13.

         SECTION 7.16. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or Guarantor's business and upon fair and reasonable terms no less favorable to the Company or Guarantor than they would obtain in a comparable arms-length transaction with a Person not an Affiliate.

         SECTION 7.17. IMPAIRMENT OF SECURITY INTEREST. Take or omit to take any action which could reasonably be expected to have the result of impairing the security interest in any property subject to a security interest in favor of the Administrative Agent or grant to any person any interest whatsoever in any property which is subject to a security interest in favor of the Administrative Agent.

         SECTION 7.18. MAXXIM TRANSACTION DOCUMENTS. Amend, restate, supplement or otherwise modify and Maxxim Transaction Documents in any manner adverse to the interests of the Administrative Agent and the Lenders

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.01. EVENTS OF DEFAULT. In the case of the happening of any of the following events (each an "Event of Default"):

                  (a) failure to pay the principal of or interest on any Loan or any fees or other amounts payable under this Agreement, in each case, as and when due and payable;

                  (b) default shall be made in the due observance or performance of any covenant, condition or agreement of the Company or any Guarantor to be performed pursuant to this Agreement, the Notes or any other Loan Document;

                  (c) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

                  (d) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

                  (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of the Company or any Guarantor in excess of $100,000 individually or in the aggregate (other than the Notes) if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, any such Indebtedness shall not be paid when due;

                  (f) the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law,
(ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition,
(iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take corporate action for the purpose of effecting any of the foregoing; or (vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due; or any of the actions identified in the preceding clauses (i) through (vii) shall have occurred with respect to any Guarantor.

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of the Company or
of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law,
(ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of their property, or (iii) the winding-up or liquidation of the Company and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days; or any of the actions identified in the preceding clauses (i), (ii) or (iii) shall have occurred with respect to any Guarantor;

                  (h) One or more orders, judgments or decrees for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Company or any Guarantor and the same shall not have been paid in accordance with such judgment, order or decree or settlement and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of thirty (30) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

                  (i) any Plan shall fail to maintain the minimum funding standard required for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under Section 412 of the Code, any Plan is terminated by the Company, any Guarantor or any ERISA Affiliate or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or the Company, any Guarantor, or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of the Company or the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code;

                  (j) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Company or any Guarantor shall so assert in writing;

                  (k)   a Change of Control shall have occurred;

                  (l) any of the Liens purported to be granted pursuant to any Security Document shall fail or cease for any reason to be legal, valid and enforceable liens on the collateral purported to be covered thereby or shall fail or cease to have the priority purported to be created thereby; or

                  (m) a default shall have occurred and be continuing under any Maxxim Transaction Document;

                  then, at any time thereafter during the continuance of any such event, the Administrative Agent may, and, upon the request of the Required Lenders, shall, by written or telephonic notice to the Company, take either or both of the following actions, at the same or different times, (a) terminate the Commitments, (b) declare (i) the Notes, both as to principal and interest, and (ii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding, (c) exercise any or all other remedies under the Loan Documents and (d) so long as such Event of Default shall have occurred and is continuing for at least sixty (60) days, record the Collateral Mortgage provided that the recording of the Collateral Mortgage shall not be deemed a waiver of any Event of Default then in existence; provided, however, that if an event specified in Section 8.01(f) or (g) shall have occurred, the Commitments shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i) and (ii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

         SECTION 9.01. APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder, under the Security Documents and the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, the Security Documents and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement, the Security Documents and the other Loan Documents and shall not be a trustee for any Lender, nor is the Administrative Agent acting in a fiduciary capacity of any kind under this Agreement, the Security Documents or the other Loan Documents or in respect thereof or in respect of any Lender. The Administrative Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, the Security Documents, or the other Loan Documents, in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Security Documents or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or for the validity, effectiveness or value of any interest or security covered by the Security Documents or for the value of any collateral or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any thereof or for any failure by the Company, or any of their respective Subsidiaries to perform any of its obligations hereunder or under the other Loan Documents. The Administrative Agent may take all actions by itself and/or it may employ agents and attorneys-in-fact, and shall not be responsible, except as to money or the securities received by it or its authorized agents, for the negligence or misconduct of itself or its employees or of any such agents or attorneys-in-fact, if such agents or attorneys-in-fact are selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, under the Security Documents or the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         SECTION 9.02. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Security Documents or the other Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder, under the Security Documents or the other Loan Documents in accordance with instructions signed by the Required Lenders, or such other number of Lenders as is specified in Section 10.04 hereof, and such instructions of the Required Lenders or other number of Lenders as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         SECTION 9.03. EVENTS OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 9.07 hereof) take such action with respect to such Default as shall be directed by the Required Lenders, except as otherwise provided in Section 10.04 hereof; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or an Event of Default as it shall deem advisable in the best interest of the Lenders.

         SECTION 9.04. RIGHTS AS A LENDER. With respect to its Commitment and the Loans made by it, the Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company, any Guarantor or any of their respective Affiliates, if it were not acting as the Administrative Agent, and the Administrative Agent may accept fees and other consideration from the Company, any Guarantor or any of their respective Affiliates, for services in connection with this Agreement, the Security Documents or any of the other Loan Documents or otherwise without having to account for the same to the Lenders.

         SECTION 9.05. INDEMNIFICATION. The Lenders shall indemnify the Administrative Agent (to the extent not reimbursed by the Company under Section 10.03 hereof), ratably in accordance with the aggregate principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, the Security Documents or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Company are obligated to pay under
Section 10.03 hereof or under the applicable provisions of any other Loan Document) or the enforcement of any of the terms hereof or of the Security Documents, or of any other Loan Document, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

         SECTION 9.06. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, the Security Documents or the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company and the Guarantors of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company or any Guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, or the other Loan Documents, the Administrative Agent shall not have any duty or ability to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company, which may come into the possession of the Administrative Agent or any of its Affiliates.

         SECTION 9.07. FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder, or under the Security Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, except for its own gross negligence or willful misconduct.

         SECTION 9.08. RESIGNATION OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 9.08, the Administrative Agent may resign (the "resigning Agent") at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, which successor agent shall, provided no Event of Default has occurred and is continuing, be subject to the approval of the Company, such approval not to be unreasonably withheld or delayed. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Agent gives notice of its resignation, then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

         SECTION 9.09. SHARING OF COLLATERAL AND PAYMENTS. In the event that at any time any Lender shall obtain payment in respect of a Note or interest thereon, or receive any collateral in respect thereof, whether voluntarily or involuntarily, through the exercise of a right of banker's lien, set-off or counterclaim against the Company or otherwise, in a greater proportion than the proportion received by any other Lender in respect of the corresponding Note held by it or interest thereon, then the Lender so receiving such greater proportionate payment shall purchase for cash from the other Lender or Lenders such portion of each such other Lender's or Lenders' Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Lender receiving the proportionate over-payment to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders each of which shall have a lien on its ratable portion of the amount described hereinafter obtained from the Company; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Lender which received the proportionate over-payment, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agree, to the extent they may do so under applicable law, that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                                   ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.01. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three

(3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

                  (a)   if to the Administrative Agent, at

                        JPMorgan Chase Bank
                        395 North Service Road
                        Melville, New York 11747
                        Attention:   Lucille D. McArdle, Relationship Manager
                                     for Medical Action Industries Inc.
                        Telecopy:    (631) 755-5184


                  (b)   if to the Company, at

                        Medical Action Industries Inc.
                        800 Prime Place
                        Hauppauge, New York 11788
                        Attention:   Paul Meringolo, President
                        Telecopy:    631-761-0969

                        With a copy to

                        Medical Action Industries Inc.
                        800 Prime Drive
                        Hauppauge, New York 11788
                        Attention:   Richard Satin, General Counsel
                        Telecopy:    631-980-7872

                  (c) if to any Lender, to its address set forth in the signature page of this Agreement and to the person so designated;

                                     - and -

                  (d) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 10.01.

         SECTION 10.02. EFFECTIVENESS; SURVIVAL. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Administrative Agent. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loans, in each case, as herein contemplated and the execution and delivery to the Lenders of the Notes evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitments are in effect. The obligations of the Company pursuant to Section 3.07, Section

3.08, Section 3.09 and Section 10.03 shall survive termination of this Agreement and payment of the Obligations.

         SECTION 10.03. INDEMNITY AND EXPENSES. The Company agrees (a) to indemnify, defend and hold harmless the Administrative Agent, each Lender and their respective officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of and any amendment, supplement or modification to this Agreement, the Notes any other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Farrell Fritz, P.C., counsel to the Administrative Agent, and (c) to pay or reimburse each Lender and the Administrative Agent for all their costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Notes, the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Administrative Agent and to the several Lenders, including all such out-of-pocket expenses incurred during any work-out, restructuring or negotiations in respect of the Obligations.

         SECTION 10.04. AMENDMENTS AND WAIVERS. With the written consent of the Required Lenders, the Administrative Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or any of the other Loan Documents or changing in any manner the rights of the Lenders or of the Company hereunder or thereunder, and with the written consent of the Required Lenders, the Administrative Agent on behalf of the Lenders may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or any of the other Loan Documents or any Event of Default; provided, however, that no such waiver and no such amendment, or supplement or modification shall (a) extend the maturity of any Note, or change the amortization schedule of any Term Note, or any installment thereof, (b) reduce the amount payable or rate, or extend the time of payment of interest, on any Note or any fees payable to the Lenders hereunder, (c) reduce the principal amount of any Note, (d) amend, modify or waive any provision of this Section 10.04, (e) amend or modify any provision hereof specifying the percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination granting consent hereunder or reduce the percentage specified in the definition of Required Lenders, (f) consent to the assignment or transfer by the Company or any Guarantor of any of its rights or obligations under this Agreement or any other Loan Document, (g) except as expressly permitted pursuant to this Agreement or any other Loan Document release any significant collateral security granted to the Administrative Agent under the Security Documents, (h) release any Guarantor from its Guaranty, or (i) amend, waive or modify the provisions of Sections 7.06 and 7.12 with respect to the acquisition by the Company of any stock or assets of an unaffiliated Person, in each case specified in clauses (a) through (i) above without the written consent of all the Lenders; and provided, further, that no such waiver and no such amendment, supplement or modification shall (I) amend, modify, supplement or waive any provision of Section IX with respect to the Administrative Agent without the written consent of the Administrative Agent or (II) increase the amount of any Lenders' Commitment without the written consent of such Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Administrative Agent and all future holders of the Notes.

         SECTION 10.05. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agree that each Participant shall be entitled to the benefits of Sections 3.07, 3.08 and 3.09 with respect to its participation in the Commitments and in the Loans outstanding from time to time; provided, however, that no Participant shall be entitled to receive any greater amount pursuant to such sections than the Transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. No Participant shall have the right to consent to any amendment to, or waiver of, any provision of this Agreement, except the transferor Lender may provide in its agreement with the Participant that such Lender will not, without the consent of the Participant, agree to any amendment or waiver described in clause (a) through clause (h) of
Section 10.04.

         (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any domestic banking affiliate thereof, and, with the consent of the Administrative Agent, and, provided no Event of Default has occurred and is continuing, the consent of the Company, such consent not to be unreasonably withheld or delayed, to one or more additional banks or financial institutions ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance Agreement, executed by such Purchasing Lender, such transferor Lender and the Administrative Agent, and delivered to the Administrative Agent for its acceptance. Upon such execution, delivery and acceptance from and after the effective date specified in such Assignment and Acceptance Agreement, (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with Commitments as set forth therein and (ii) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Proportions arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under or in respect of this Agreement and the Notes. On or prior to the effective date specified in such Assignment and Acceptance Agreement, the Company, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note, a new Note to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance Agreement and, if the transferor Lender has retained any Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to such Commitment retained by it hereunder. Such new Notes shall be in a principal amount equal to the principal amount of such surrendered Note, shall be dated the date of the Note they replace and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Administrative Agent to the Company marked "cancelled". Anything in this Section
10.05 to the contrary notwithstanding, no transfer to a Purchasing Lender shall be made pursuant to this paragraph (c) if such transfer by any one transferor Lender to any one Purchasing Lender (other than a Purchasing Lender which is a Lender hereunder prior to such transfer) (x) is less than $2,000,000 of the Commitments of such transferor Lender or (y) if less than all of the Commitment of such transferor Lender is transferred, after giving effect to such transfer the amount held by any Transferor Lender would be less than $2,000,000. Each transfer to a Purchasing Lender shall be made in the same pro rata portion with respect to the Revolving Credit Commitment and the Term Loan Commitments or, if all or any portion of the Term Loan Commitments shall have expired, the Term Loans.

         (d) The Administrative Agent shall maintain at its address referred to in Section 10.01 a copy of each Assignment and Acceptance Agreement delivered to it and a register (the

"Register") for the recordation of the names and addresses of the Lenders and the commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance Agreement executed by a transferor Lender and a Purchasing Lender, together with payment by the Purchasing Lender to the Administrative Agent of a registration and processing fee of $3,500 if the Purchasing Lender is not a Lender prior to the execution of an Assignment and Acceptance Agreement and $2,500 if the Purchasing Lender is a Lender prior to the execution of an Assignment and Acceptance Agreement, the Administrative Agent shall (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Company.

         (f) The Company authorizes each Lender (subject to Section 10.11) to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and the Guarantors which has been delivered to such Lender by or on behalf of the Company or any Guarantor pursuant to this Agreement or which has been delivered to such Lender by the Company in connection with such Lender's credit evaluation of the Company and the Guarantors prior to entering into this Agreement.

         (g) If, pursuant to this Section 10.05, any interest in this Agreement, a participation agreement, or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Company, or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the Administrative Agent, the transferor Lender and the Company either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-88BEN (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the Administrative Agent, the transferor Lender and the Company) to provide the Administrative Agent, the transferor Lender and the Company, a new Form W-8ECI or Form W-88BEN upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.


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


         (h       Any Lender may at any time pledge or assign or grant a
security interest in all or any part of its rights under this Agreement and its Notes to a Federal Reserve Bank, provided that no such assignment shall release the transferor Lender from its Commitment or its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party to this Agreement.

         SECTION 10.06. NO WAIVER; CUMULATIVE REMEDIES. Neither any failure nor any delay on the part of any Lender or the Administrative Agent in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

         SECTION 10.07. APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

         SECTION 10.08. SUBMISSION TO JURISDICTION; JURY WAIVER. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO (I) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT OR (II) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM CONSTITUTES A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE RULES OF CIVIL PROCEDURE. THE COMPANY AGREES THAT SERVICE OF PROCESS



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


MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT. EXCEPT AS PROHIBITED BY LAW, THE COMPANY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION 10.08, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE COMPANY (I) CERTIFIES THAT NEITHER THE LENDER NOR ANY REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS OR THE OTHER WAIVERS CONTAINED IN THIS AGREEMENT AND (II) ACKNOWLEDGES THAT IN ENTERING INTO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, THE LENDER IS RELYING UPON, AMONG OTHER ITEMS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.08.

         SECTION 10.09. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, any Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         SECTION 10.10. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, the Administrative Agent and each Lender are each hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or any Lender to or for the credit or the account of the Company against any and all of the Obligations of the Company now and hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which they may have.

         SECTION 10.11. CONFIDENTIALITY. The Administrative Agent and each of the Lenders agree that it will not disclose without the prior consent of the Company (other than to affiliates of such Lenders and their respective directors, employees, auditors, counsel or other professional advisors and their respective counsel who are advised of the need to maintain the confidentiality thereof) any Confidential Information (as defined below) with respect to the Company or any Guarantor which is furnished by the Company or any Guarantor; provided that any Lender may disclose any such information (a) that is or has become generally available to



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the public; (b) as may be required or appropriate (i) in any report, statement or testimony submitted to any municipal, state or federal or other governmental regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (ii) in connection with any request or requirement of any such regulatory body; (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; (d) to comply with any law, order, regulation or ruling applicable to such Lender; and (e) to any prospective Transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender; provided that such prospective Transferee agrees to be bound by this Section 10.11 to the same extent as such Lender. As used herein "Confidential Information" shall mean information with respect to the Company or any Guarantor which is not generally available to the public other than such information which after the date hereof becomes generally available to the public through no fault or action by any Lender or becomes available to a Lender on a nonconfidential basis from a source other than the Company or any Guarantor which to such Lender's knowledge is not prohibited from disclosing such information by any contractual, legal or fiduciary obligation owed to the Company or any Guarantor. In the event of disclosure pursuant to the preceding clauses (b), (c) and (d) (other than in connection with bank executions and reporting to bank regulatory authorities) the disclosing Lender shall to the extent permitted by applicable law, make commercially reasonable efforts to notify the Company of the disclosure in advance thereof

         SECTION 10.11. HEADINGS. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 10.12. CONSTRUCTION. This Agreement is the result of negotiations between, and has been reviewed by, the Company, the Administrative Agent, the Lenders and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either the Company or the Administrative Agent, or any Lender.

         SECTION 10.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

[next page is signature page]

         IN WITNESS WHEREOF, the Company, the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.


                         MEDICAL ACTION INDUSTRIES INC.


                        By: /s/ Paul Meringolo
                           -------------------------------
                        Name:  Paul Meringolo
                        Title: Chief Executive Officer/President




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